EXHIBIT 10.8

                             AMENDED AND RESTATED

                       AFFILIATION AND MERGER AGREEMENT

                                     AMONG

                               THE 1855 BANCORP

                           COMPASS BANK FOR SAVINGS



                                      AND


                            SANDWICH BANCORP, INC.

                        THE SANDWICH CO-OPERATIVE BANK



                                MARCH 23, 1998
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
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                             TABLE OF CONTENTS

                                 ARTICLE I
                            CERTAIN DEFINITIONS
        1.1   CERTAIN DEFINITIONS..........................................   1

                                  ARTICLE II
                                  THE MERGER

        2.1   THE MERGER...................................................   5
        2.2   EFFECTIVE TIME...............................................   5
        2.3   CHARTER AND BY-LAWS..........................................   5
        2.4   DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..............   6
        2.5   DIRECTORS OF 1855 BANCORP AND COMPASS BANK...................   6
        2.6   ADDITIONAL ACTIONS...........................................   6
        2.7   EFFECTS OF THE MERGER........................................   6
        2.9   POSSIBLE ALTERNATIVE STRUCTURES..............................   6

                                 ARTICLE III
                             CONVERSION OF SHARES

        3.1   MERGER CONSIDERATION.........................................   7
        3.2   EMPLOYEE STOCK OPTIONS.......................................   8
        3.3   DISSENTING SHARES............................................   8
        3.4   PROCEDURES FOR EXCHANGE OF SANDWICH COMMON STOCK.............   9
        3.5   RESERVATION OF SHARES........................................  11

                                 ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SANDWICH

        4.1   CAPITAL STRUCTURE............................................  11
        4.2   ORGANIZATION, STANDING AND AUTHORITY OF SANDWICH.............  12
        4.3   OWNERSHIP OF SANDWICH SUBSIDIARIES...........................  12
        4.4   ORGANIZATION, STANDING AND AUTHORITY OF SANDWICH SUBSIDIAR...  12
        4.5   AUTHORIZED AND EFFECTIVE AGREEMENT...........................  12
        4.6   SECURITIES DOCUMENTS AND REGULATORY REPORTS..................  14
        4.7   FINANCIAL STATEMENTS.........................................  14
        4.8   MATERIAL ADVERSE CHANGE......................................  15
        4.9   ENVIRONMENTAL MATTERS........................................  15
        4.10  TAX MATTERS..................................................  15
        4.11  LEGAL PROCEEDINGS............................................  16
        4.12  COMPLIANCE WITH LAWS.........................................  16
        4.13  CERTAIN INFORMATION..........................................  17
        4.14  EMPLOYEE BENEFIT PLANS.......................................  17
        4.15  CERTAIN CONTRACTS............................................  18
        4.16  BROKERS AND FINDERS..........................................  19
        4.17  INSURANCE....................................................  20


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
        4.18  LOAN PORTFOLIO...............................................  20
        4.19  PROPERTIES...................................................  20
        4.20  LABOR........................................................  20
        4.21  REQUIRED VOTE; INAPPLICABILITY OF ANTITAKOVER STATUTES.......  20
        4.22  MATERIAL INTERESTS OF CERTAIN PERSONS........................  21
        4.23  CERTAIN TRANSACTIONS.........................................  21
        4.24  DISCLOSURES..................................................  21
        4.27  POOLING OF INTERESTS.........................................  21

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF 1855 BANCORP

        5.1   CAPITAL STRUCTURE............................................  22
        5.2   ORGANIZATION, STANDING AND AUTHORITY OF 1855 BANCORP.........  22
        5.3   OWNERSHIP OF THE 1855 BANCORP SUBSIDIARIES...................  22
        5.4   ORGANIZATION, STANDING AND AUTHORITY OF THE 1855 BANCORP
              SUBSIDIARIES.................................................  23
        5.5   AUTHORIZED AND EFFECTIVE AGREEMENT...........................  23
        5.6   REGULATORY REPORTS...........................................  24
        5.7   FINANCIAL STATEMENTS.........................................  24
        5.8   MATERIAL ADVERSE CGE.........................................  25
        5.9   ENVIRONMENTAL MATTERS........................................  25
        5.10  TAX MATTERS..................................................  26
        5.11  LEGAL PROCEEDINGS............................................  26
        5.12  COMPLIANCE WITH LAWS.........................................  26
        5.13  CERTAIN INFORMATION..........................................  27
        5.14  EMPLOYEE BENEFIT PLANS.......................................  27
        5.15  CERTAIN CONTRACTS............................................  28
        5.16  BROKERS AND FINDERS..........................................  28
        5.17  INSURANCE....................................................  28
        5.18  PROPERTIES...................................................  29
        5.19  LABOR........................................................  29
        5.20  OWNERSHIP OF SANDWICH COMMON STOCK...........................  29
        5.21  CERTAIN TRANSACTIONS.........................................  29
        5.22  DISCLOSURES..................................................  29
        5.23  DISCLOSURE SCHEDULE..........................................  30
        5.24  POOLING OF INTERESTS.........................................  30
        5.25  MERGER SUB...................................................  30

                                  ARTICLE VI
                             COVENANTS OF SANDWICH

        6.1   CONDUCT OF BUSINESS..........................................  30
        6.2   CURRENT INFORMATION..........................................  33
        6.3   ACCESS TO PROPERTIES AND RECORDS.............................  33
        6.4   FINANCIAL AND OTHER STATEMENTS...............................  33
        6.5   DISCLOSURE SUPPLEMENTS.......................................  34
        6.6   CONSENTS AND APPROVALS OF THIRD PARTIES......................  34
        6.7   ALL REASONABLE EFFORTS.......................................  34

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
        6.8   FAILURE TO FULFILL CONDITIONS................................  34
        6.9   NO SOLICITATION..............................................  34
        6.10  CEASE NEGOTIATIONS...........................................  35

                                  ARTICLE VII
                           COVENANTS OF 1855 BANCORP

        7.1   CONDUCT OF BUSINESS..........................................  35
        7.2   CURRENT INFORMATION..........................................  36
        7.3   ACCESS TO PROPERTIES AND RECORDS.............................  36
        7.4   FINANCIAL AND OTHER STATEMENTS...............................  36
        7.5   DISCLOSURE SUPPLEMENTS.......................................  37
        7.6   CONSENTS AND APPROVALS OF THIRD PARTIES......................  37
        7.7   ALL REASONABLE EFFORTS.......................................  37
        7.8   FAILURE TO FULFILL CONDITIONS................................  37
        7.9   EMPLOYEE BENEFITS............................................  37
        7.10  DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.........  38
        7.11  MERGER SUB...................................................  40

                                 ARTICLE VIII
                         REGULATORY AND OTHER MATTERS

        8.1  SANDWICH SPECIAL MEETING......................................  40
        8.2  PROXY STATEMENT-PROSPECTUS....................................  40
        8.3  1855 BANCORP CONVERSION FROM MUTUAL TO STOCK FORM.............  41
        8.4  REGULATORY APPROVALS..........................................  43
        8.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.........  43

                                  ARTICLE IX
                              CLOSING CONDITIONS

        9.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT...  43
        9.2  CONDITIONS TO THE OBLIGATIONS OF 1855 BANCORP UNDER THIS
             AGREEMENT.....................................................  45
        9.3  CONDITIONS TO THE OBLIGATIONS OF SANDWICH UNDER THIS AGREEMENT. 46

                                   ARTICLE X
                                  THE CLOSING

       10.1  TIME AND PLACE................................................  47
       10.2  DELIVERIES AT THE PRE-CLOSING AND THE CLOSING.................  47

                                  ARTICLE XI
                       TERMINATION, AMENDMENT AND WAIVER

        11.1  TERMINATION..................................................  47
        11.2  EFFECT OF TERMINATION........................................  49
        11.4  SANDWICH CHANGE IN CONTROL EXPENSE FEE.......................  50
        11.5  AMENDMENT, EXTENSION AND WAIVER..............................  52
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

                                  ARTICLE XII
                                 MISCELLANEOUS

        12.1   CONFIDENTIALITY.............................................  53
        12.2   PUBLIC ANNOUNCEMENTS........................................  53
        12.3   SURVIVAL....................................................  53
        12.4   NOTICES.....................................................  53
        12.5   PARTIES IN INTEREST.........................................  54
        12.6   COMPLETE AGREEMENT..........................................  54
        12.7   COUNTERPARTS................................................  54
        12.8   SEVERABILITY................................................  55
        12.9   GOVERNING LAW...............................................  55
        12.10  INTERPRETATION..............................................  55

             AMENDED AND RESTATED AFFILIATION AND MERGER AGREEMENT

     This AMENDED AND RESTATED AFFILIATION AND MERGER AGREEMENT ("Agreement"), is dated as of March 23, 1998 by and among THE 1855 BANCORP, a Massachusetts mutual holding company ("1855 Bancorp"), its wholly-owned subsidiary, COMPASS BANK FOR SAVINGS, a Massachusetts savings bank ("Compass Bank"), SANDWICH BANCORP, INC., a Massachusetts corporation and bank holding company ("Sandwich"), and its wholly-owned subsidiary, THE SANDWICH CO-OPERATIVE BANK, a Massachusetts co-operative bank ("Sandwich Bank").

     WHEREAS, the Board of Trustees of 1855 Bancorp, the Board of Directors of Compass Bank and the Boards of Directors of Sandwich and Sandwich Bank have determined that it is in the best interests of their respective organizations and, with respect to Sandwich, its stockholders to consummate a business combination transaction among the parties, and on February 2, 1998, the parties entered into an Affiliation and Merger Agreement (the "Original Agreement") providing for the merger (the "Merger") of Sandwich with a newly-formed special-purpose subsidiary ("Merger Sub") of 1855 Bancorp, with Sandwich as the surviving corporation of the Merger;

     WHEREAS, following the date of the Original Agreement, the parties determined that it was necessary to make certain amendments to the Original Agreement in order to consummate the Merger, including changes in the amount and nature of the consideration to be paid to the stockholders of Sandwich;

     WHEREAS, as a condition and inducement to the 1855 Bancorp's willingness to enter into this Agreement, (i) Sandwich is concurrently entering into a Stock Option Agreement with 1855 Bancorp (the "Sandwich Option Agreement"), in the form attached hereto as Exhibit A, pursuant to which Sandwich is granting to 1855 Bancorp the option to purchase shares of Sandwich Common Stock (as defined herein) under certain circumstances and (ii) 1855 Bancorp and certain of the directors of Sandwich and Sandwich Bank are entering into voting agreements in the form attached hereto as Exhibit B;

     WHEREAS, after consummation of the Merger, it is anticipated that Sandwich Bank will be merged with and into Compass Bank (the "Bank Merger");

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and suffi ciency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, refer ences to Articles and Sections refer to Articles and Sections of this Agreement).

     "Bank Commissioner" shall mean the Commissioner of Banks of the Commonwealth of Massachusetts.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

     "Certificate" shall have the meaning set forth in Section 34 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Compass Bank for Savings" shall mean Compass Bank, a Massachusetts-chartered savings bank and a wholly-owned subsidiary of 1855 Bancorp.

     "Conversion" shall mean the conversion from mutual to stock form of the 1855 Bancorp.

     "Conversion Prospectus" shall have the meaning set forth in Section 8.3.3.

     "Depositors Insurance Fund" shall mean the Depositors Insurance Fund of the Mutual Savings Central Fund, Inc.

     "Disclosure Schedule" shall mean a written, signed disclosure schedule delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "Dissenting Shares" shall have the meaning set forth in Section 3.3 hereof.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Date" shall mean the date on which the Effective Time occurs.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
(S)9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901, et seq; the Clean Air Act, as amended, 42 U.S.C. (S)7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. (S)9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S)1101, et seq; the Safe Drinking Water Act, 42 U.S.C. (S)300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.4.1.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1.1.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean Federal Home Loan Bank.

     "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "MBCL" shall mean the Massachusetts Business Corporation Law, as amended.

     "MHPF" shall mean the Massachusetts Housing Partnership Fund.

     "Massachusetts Board" shall mean the Massachusetts Board of Bank Incorporation.

     "Material Adverse Effect" shall mean, with respect to the 1855 Bancorp or Sandwich, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of 1855 Bancorp and its Subsidiaries taken as a whole or Sandwich and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Sandwich, on the one hand, or 1855 Bancorp, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations particularly affecting banks, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) changes in interest rates, and (e) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, including without limitation the expenses associated with the termination of any of the Sandwich Employee Plans as and to the extent contemplated herein.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of Merger Sub with and into Sandwich pursuant to the terms hereof.

     "Merger Consideration" shall have the meaning set forth in Section 3.1 hereof.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Previously Disclosed" shall mean disclosed in a Disclosure Schedule dated on or prior to the date hereof.

     "Pre-Closing" shall have the meaning set forth in Section 101 hereof.

     "Pre-Closing Date" shall be the date on which the Pre-Closing occurs.

     "Proxy Statement-Prospectus" shall mean the proxy statement/prospectus, as amended or supplemented, to be delivered to shareholders of Sandwich in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the 1855 Common Stock to them as Merger Consideration.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission.

     "Sandwich Bank" shall mean Sandwich Co-operative Bank, a Massachusetts-chartered co-operative bank and a wholly-owned subsidiary of Sandwich.

     "Sandwich Common Stock" shall mean the common stock, par value $1.00 per share, of Sandwich.

     "Sandwich Employee Plans" shall have the meaning set forth in Section
4.14.1 hereof.

     "Sandwich Financial Statements" shall mean the audited consolidated balance sheets (including related notes and schedules, if any) of Sandwich or Sandwich Bank, as the case may be, as of December 31, 1997, 1996 and 1995 and the consolidated statements of operations, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Sandwich or Sandwich Bank, as the case may be, for each of the three years ended December 31, 1997, 1996 and 1995 as filed by Sandwich or Sandwich Bank, as the case may be, in its Securities Documents.

     "Sandwich Options" shall mean options to purchase shares of Sandwich Common Stock granted pursuant to the Sandwich Option Plans or as otherwise Previously Disclosed.

     "Sandwich Option Plans" shall mean the following stock option plans of Sandwich, as amended and as in effect as of the date hereof: The Sandwich Bank 1986 Stock Option Plan and The Sandwich Bank 1994 Stock Option and Incentive Plan.

     "Sandwich Preferred Stock" shall mean the shares of preferred stock, par value $1.00 per share, of Sandwich.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Share Insurance Fund" shall mean the share insurance fund of the Co-operative Central Bank.

     "Stock Exchange" shall mean the Nasdaq National Market.

     "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "1855 Bancorp Employee Plans" shall have the meaning set forth in Section
5.14.1 hereof.

     "1855 Bancorp Financial Statements" shall mean the audited consolidated statements of financial condition (including related notes and schedules) of 1855 Bancorp as of October 31, 1997, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of 1855 Bancorp for each of the three years ended October 31, 1997, 1996 and 1995 as set forth in 1855 Bancorp's annual report for the year ended October 31, 1997, a copy of which has been provided to Sandwich.

     "1855 Common Stock" shall mean the common stock, par value to be determined, of 1855 Bancorp.

     "1855 Trading Price" shall have the meaning set forth in Section 3.1.2 hereof.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.
                                   ARTICLE II

                                   THE MERGER

     2.1 THE MERGER. As promptly as practicable following the satisfaction or waiver of the conditions to the parties' respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time:
(a) unless theretofore done, 1855 Bancorp shall cause Merger Sub to be organized as a wholly-owned subsidiary of 1855 Bancorp in accordance with Massa chusetts law; (b) Merger Sub shall be merged with and into Sandwich, with Sandwich as the surviving corporation (the "Surviving Corporation"); and (c) the separate existence of Merger Sub shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Merger Sub shall be vested in and assumed by Sandwich.

     2.2 EFFECTIVE TIME. The Merger shall be effected by the filing of Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts in accordance with Massachusetts law to become effective on the day of the closing ("Closing Date") provided for in Article X hereof (the "Closing"). The term "Effective Time" shall mean the time on the Closing Date (or a subsequent date not later than the opening of business on the next business day) when the Merger becomes effective as set forth in the Articles of Merger.

     2.3 CHARTER AND BY-LAWS. The Articles of Organization and By-laws of the Surviving Corporation shall be the Articles of Organization, as amended, and By-laws of Sandwich as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

     2.4 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The Directors of Merger Sub immediately prior to the Effective Time shall be the initial Directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-Laws of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5 DIRECTORS OF 1855 BANCORP AND COMPASS BANK.

     2.5.1 Prior to or at the Effective Time, three directors of Sandwich (one of whom shall be the President of Sandwich and the other two of whom shall be designated by 1855 Bancorp after consultation with Sandwich) shall be elected to the Board of Directors of 1855 Bancorp.

     2.5.2 The President of Sandwich shall be appointed to the Executive Committee of Compass Bank.

     2.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in Surviving Corporation, title to and possession of any property or right of Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Merger Sub and its proper officers and directors shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Surviving Corporation are fully authorized in the name of Merger Sub or otherwise to take any and all such action.

     2.7 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Chapter 156B, Section 80 of the General Laws of The Commonwealth of Massachusetts, as amended.

     2.8 THE SANDWICH OPTION AGREEMENT. The parties acknowledge that Sandwich and 1855 Bancorp have entered into that certain Sandwich Option Agreement dated as of even date herewith pursuant to which Sandwich has granted to 1855 Bancorp the right to purchase certain shares of Sandwich Common Stock upon terms and conditions specified in the Sandwich Option Agreement.

     2.9 POSSIBLE ALTERNATIVE STRUCTURES. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, 1855 Bancorp shall be entitled to revise the structure of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, provided, that (i) there are no material adverse federal or state income tax consequences to Sandwich and its stockholders as a result of the modification; (ii) the consideration to be paid to the holders of Sandwich Common Stock under this Agreement is not thereby changed in kind or reduced in amount; (iii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of Sandwich's directors, officers and other employees; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. 1855 Bancorp, Compass Bank, Sandwich and Sandwich Bank agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

                                  ARTICLE III
                              CONVERSION OF SHARES

     3.1 MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of 1855 Bancorp, Merger Sub, Sandwich or the holders of any of the shares of Sandwich Common Stock (shares of Sandwich Common Stock being hereinafter collectively referred to as "Shares"):

     3.1.1 Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 3.1.5 and any Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for a number of shares of common stock, par value $.01 per share, of 1855 Bancorp ("1855 Common Stock") equal to one share multiplied by the Exchange Ratio (rounded to the nearest four decimal places), determined as follows:

       (a) If the 1855 Trading Price is between $10.01 and $13.50 (inclusive), the Exchange Ratio shall be determined by dividing $64.00 by the 1855 Trading Price.

       (b) If the 1855 Trading Price is between $13.51 and $15.00 (inclusive), the Exchange Ratio shall be 4.7407.

       (c) If the 1855 Trading Price is greater than $15.00, the Exchange Ratio shall be determined by dividing $71.11 by the 1855 Trading Price.

       (d) If the 1855 Trading Price is $10.00 or less, the Exchange Ratio will be 6.4.

     3.1.2 For purposes of this Agreement, the "1855 Trading Price" shall be determined by averaging the closing bid and asked price of the 1855 Common Stock for each of the second through the ninth trading days (inclusive) following consummation of the Conversion (the average of the closing bid and asked price for each such day is referred to as the "Daily Closing Price"), discarding the two highest and two lowest Daily Closing Prices, and averaging the remaining Daily Closing Prices. The closing bid and asked prices shall be as quoted at the close of business on the Stock Exchange.

     3.1.3 The foregoing determination of the Exchange Ratio assumes that the initial public offering ("IPO") price of the 1855 Bancorp Common Stock in the Conversion will be $10.00 per share. If the IPO price is an amount other than $10.00, the Exchange Ratios and dollar amounts in Section 3.1.1 shall be proportionately adjusted to reflect the actual IPO price.

     3.1.4 Shares of Sandwich Common Stock converted into 1855 Common Stock pursuant to this Section 3.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate
(each a "Certificate") previously representing any such Share shall thereafter represent the right to receive (i) the number of whole shares of 1855 Common Stock and (ii) cash in lieu of fractional shares into which the Shares represented by such Certificate have been converted pursuant to this Section 3.1 and Section 3.4 hereof (the "Merger Consideration"). Certificates previously representing Shares of Sandwich Common Stock shall be exchanged for certificates representing whole shares of 1855 Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 3.4 hereof, without any interest thereon.

     3.1.5 Each Share held in the treasury of Sandwich and each Share owned by Merger Sub, 1855 Bancorp or any direct or indirect wholly owned subsidiary of 1855 Bancorp or of Sandwich immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall, as promptly as practicable thereafter, be cancelled and no payment or distribution shall be made in consideration therefor.

     3.1.6 Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation.

     3.2 EMPLOYEE STOCK OPTIONS. Prior to the Effective Time, Sandwich shall, in accordance with the terms of the Sandwich Option Plans, provide written notice to each holder of a then outstanding Sandwich Option (whether or not such stock option is then vested or exercisable), that such Sandwich Option shall be, as at the date of such notice, exercisable in full and that, if such Sandwich Option is not exercised or otherwise terminated in accordance with its terms before the Effective Time, such Sandwich Option shall, at the Effective Time, be automatically converted into a number of shares of 1855 Common Stock determined by application of the following formula, subject to any required withholding of taxes:

                        [(MCV - EP) (divide)  TP] x OS

where:
  MCV = Merger Consideration Value per share, determined by multiplying the Exchange Ratio by the 1855 Trading Price
  EP  =  Exercise Price per share as stated in such Sandwich Option
  TP  =  1855 Trading Price, as determined in accordance with Section 3.1.2
  OS  =  Number of Option Shares covered by such Sandwich Option


Subject to the foregoing, the Sandwich Option Plans and all options issued thereunder shall terminate at the Effective Time. Sandwich hereby represents and warrants to 1855 Bancorp that the maximum number of Shares subject to issuance pursuant to the exercise of stock options issued and outstanding under the Sandwich Option Plans is not and shall not be at or prior to the Effective Time more than 143,778.

     3.3 DISSENTING SHARES.

     3.3.1 Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, Shares that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 85 of Chapter 156B of the Massachusetts General Laws (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of the Massachusetts General Laws, Chapter 156B (S) 85 et seq. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each Share held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration in the manner provided in Section 3.1 hereof.

     3.3.2 Sandwich shall give 1855 Bancorp (i) prompt notice of any objections filed pursuant to Massachusetts General Laws, Chapter 156B, (S) 85 et seq., received by Sandwich, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the Massachusetts General Laws and received by Sandwich and (ii) the opportunity to direct all negotiations and proceedings with respect to objections under the Massachusetts General Laws consistent with the obligations of Sandwich thereunder. Sandwich shall not, except with the prior written consent of 1855 Bancorp, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the Massachusetts General Laws.

     3.4 PROCEDURES FOR EXCHANGE OF SANDWICH COMMON STOCK.

     3.4.1 1855 BANCORP TO MAKE SHARES AVAILABLE. Prior to the Effective Time, 1855 Bancorp or Compass Bank shall designate a bank or trust company, reasonably acceptable to Sandwich, to act as agent (the "Exchange Agent") for the holders of Shares in connection with the Merger to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 3.1. 1855 Bancorp shall take all steps necessary on and as of the Effective Time to deliver to the Exchange Agent, for the benefit of the holders of certificates evidencing Shares ("Certificates"), for exchange in accordance with this Section 3.4, certificates representing shares of 1855 Common Stock and the cash in lieu of fractional shares to be paid pursuant to this Section 3.4 (such cash and certificates for shares of 1855 Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") to be issued and paid in exchange for outstanding Sandwich Common Stock in accordance with this Agreement. The Exchange Agent shall act as agent on behalf of record holders (individually, a "Record Holder") of Sandwich Common Stock at the Effective Time, other than Sandwich, any Sandwich Subsidiary, 1855 Bancorp, or any 1855 Bancorp Subsidiary (in each case other than in a fiduciary capacity or in connection with debts previously contracted), or any Person holding Dissenting Shares.

     3.4.2 EXCHANGE OF CERTIFICATES. Within three business days after the Effective Time, 1855 Bancorp shall take all steps necessary to cause the Exchange Agent to mail to each Record Holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing the 1855 Common Stock and the cash in lieu of fractional shares into which the Sandwich Common Stock represented by such Certificates shall have been converted as a result of the Merger. The form letter (which shall be subject to the reasonable approval of Sandwich) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate for the number of whole shares of 1855 Common Stock to which such holder of Sandwich Common Stock shall have become entitled pursuant to the provisions of this Section 3.4 and
(y) a check representing the amount of cash in lieu of the fractional shares, if any, which such holder has the right to receive in respect of Certifi cates surrendered pursuant to the provisions of this Section 3.4, and the Certificates so surrendered shall forthwith be cancelled. Certificates surrendered for exchange by any person who is an "affiliate" of Sandwich for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not exchanged for certificates representing shares of 1855
Common Stock until Buyer has received the written agreement of such person contemplated by Section 8.5 hereof.

     3.4.3 RIGHTS OF CERTIFICATE HOLDERS AFTER THE EFFECTIVE TIME. The holder of a Certificate that prior to the Merger represented issued and outstanding Sandwich Common Stock shall have no rights, after the Effective Time, with respect to such Sandwich Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement or to perfect the rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the applicable provisions of Massachusetts law. No dividends or other distributions declared after the Effective Time with respect to 1855 Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.4. After the surrender of a Certificate in accordance with this Section 3.4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of 1855 Common
Stock represented by such Certificate.

     3.4.4 FRACTIONAL SHARES. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of 1855 Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to 1855 Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of 1855 Bancorp. In lieu of the issuance of any such fractional share, 1855 Bancorp shall pay to each former holder of Sandwich Common Stock who otherwise would be entitled to receive a fractional share of 1855 Common Stock, an amount in cash determined by multiplying the closing sale price of 1855 Common Stock on the Stock Exchange as reported by The Wall Street Journal for the trading day immediately preceding the date of the Effective Time (the "Last Closing Price") by the fraction of a share of 1855 Common Stock which such holder would otherwise be entitled to receive pursuant to
Section 3.4.2 hereof. No interest will be paid on the cash which the holders of such fractional shares shall be entitled to receive upon such delivery. For purposes of determining any fractional share interest, all shares of Sandwich Common Stock owned by a Sandwich shareholder shall be combined so as to calculate the maximum number of whole shares of 1855 Bancorp Common Stock issuable to such Sandwich shareholder.

     3.4.5 SURRENDER BY PERSONS OTHER THAN RECORD HOLDERS. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the Record Holder thereof, then it shall be a condition of the payment of the Merger Consideration that such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the Record Holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the Record Holder and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     3.4.6 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, there shall be no transfers on the stock transfer books of Sandwich of the Sandwich Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 3.4.

     3.4.7 RETURN OF EXCHANGE FUND. At any time following the 12-month period after the Effective Time, 1855 Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to 1855 Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither 1855 Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

     3.4.8 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by 1855 Bancorp or Compass Bank, the posting by such person of a bond in such amount as 1855 Bancorp may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

     3.5 RESERVATION OF SHARES. 1855 Bancorp shall reserve for issuance a sufficient number of shares of 1855 Bancorp Common Stock for the purpose of issuing shares of 1855 Bancorp Common Stock to the Sandwich shareholders and optionholders in accordance with this Article III.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SANDWICH

     Sandwich hereby represents and warrants to 1855 Bancorp as follows:

     4.1 CAPITAL STRUCTURE.

     4.1.1 The authorized capital stock of Sandwich consists of 15,000,000 shares of Sandwich Common Stock and 5,000,000 shares of Sandwich Preferred Stock. As of the date of this Agreement, 1,945,260 shares of Sandwich Common Stock are issued and outstanding, no shares of Sandwich Common Stock are directly or indirectly held by Sandwich as treasury stock and no shares of Sandwich Preferred Stock are issued and outstanding. All outstanding shares of Sandwich Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Sandwich Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Sandwich Option Agreement and for Sandwich Options to acquire not more than 143,778 shares of Sandwich Common Stock, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of Sandwich.

     4.2 ORGANIZATION, STANDING AND AUTHORITY OF SANDWICH.   Sandwich is a
corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Sandwich. Sandwich is duly registered as a bank holding company under the BHCA. Sandwich has heretofore delivered to 1855 Bancorp true and complete copies of the Articles of Organization and Bylaws of Sandwich as in effect as of the date hereof.

     4.3 OWNERSHIP OF SANDWICH SUBSIDIARIES. Sandwich has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Sandwich Subsidiary. Except for (x) capital stock of the Sandwich Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (z) securities and other interests which are Previously Disclosed, Sandwich does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 1% of any entity. The outstanding shares of capital stock or other ownership interests of each Sandwich Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by Sandwich free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Sandwich Subsidiaries and there are no agreements, understandings or commitments relating to the right of Sandwich to vote or to dispose of such capital stock or other ownership interests.

     4.4 ORGANIZATION, STANDING AND AUTHORITY OF SANDWICH SUBSIDIARIES. Each of the Sandwich Subsidiaries is a bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Sandwich Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Sandwich. The deposit accounts of Sandwich Bank are insured by the BIF or, in the case of certain deposits, the SAIF, to the maximum extent permitted by the FDIA, and by the Share Insurance Fund for amounts in excess of FDIC limits. Sandwich Bank has paid all deposit insurance premiums and assessments required by the FDIC and the Share Insurance Fund. Sandwich has heretofore delivered or made available to 1855 Bancorp true and complete copies of the Charter and Bylaws of Sandwich Bank as in effect as of the date hereof.

     4.5 AUTHORIZED AND EFFECTIVE AGREEMENT.

     4.5.1 Sandwich has all requisite corporate power and authority to enter into this Agreement and the Sandwich Option Agreement and (subject to receipt of all necessary governmental approvals and the approval of Sandwich's shareholders of this Agreement) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the Sandwich Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sandwich, except for the approval of this Agreement by Sandwich's shareholders. This Agreement and the Sandwich Option Agreement have been duly and validly executed and delivered by Sandwich and constitute the legal, valid and binding obligations of Sandwich, enforceable against Sandwich in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.5.2 Except as Previously Disclosed, neither the execution and delivery of this Agreement or the Sandwich Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Sandwich with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Organization or Bylaws of Sandwich or the equivalent documents of any Sandwich Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Sandwich or any Sandwich Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Sandwich or any Sandwich Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sandwich or any Sandwich Subsidiary.

     4.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the Massachusetts Board, the MHPF, the Co-operative Central Bank and the Bank Commissioner, (ii) the filing of the Proxy Statement-Prospectus with the SEC, (iii) the approval of this Agreement by the requisite vote of the shareholders of Sandwich, (iv) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL in connection with the Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Sandwich or Sandwich Bank in connection with the execution and delivery by Sandwich of this Agreement or the Sandwich Option Agreement and the consummation by Sandwich of the transactions contemplated hereby or thereby.

     4.5.4 As of the date hereof, neither Sandwich nor Sandwich Bank is aware of any reasons relating to Sandwich or Sandwich Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and (ii) the continuation by 1855 Bancorp after the Effective Time of the business of each of 1855 Bancorp and Sandwich as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Sandwich, could have a Material Adverse Effect on 1855 Bancorp or Sandwich or materially impair the value of Sandwich and Sandwich Bank to 1855 Bancorp.

     4.6 SECURITIES DOCUMENTS AND REGULATORY REPORTS

     4.6.1 Since January 1, 1993, Sandwich has timely filed with the SEC or the FDIC (as applicable) and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6.2 Since January 1, 1993, each of Sandwich and Sandwich Bank has duly filed with the FRB, the Bank Commissioner, the FDIC and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. Except as Previously Disclosed, in connection with the most recent examinations of Sandwich and Sandwich Bank by the FRB, the Bank Commissioner and the FDIC, neither Sandwich nor Sandwich Bank was required to correct or change any action, procedure or proceeding which Sandwich or Sandwich Bank believes has not been corrected or changed as required as of the date hereof in all material respects.

     4.7 FINANCIAL STATEMENTS

     4.7.1 Sandwich has previously delivered or made available to 1855 Bancorp accurate and complete copies of the Sandwich Financial Statements, which are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to Sandwich. The Sandwich Financial Statements referred to herein, as well as the Sandwich Financial Statements to be delivered pursuant to Section 6.2 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Sandwich or Sandwich Bank, as the case may be, as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of Sandwich for the respective periods or as of the respective dates set forth therein.

     4.7.2 Each of the Sandwich Financial Statements referred to in Section
4.7.1 has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of Sandwich and the Sandwich Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Sandwich and the Sandwich Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Sandwich and its Subsidiaries. The minute books of Sandwich and each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since January 1, 1993 to date of its stockholders and Board of Directors.

     4.7.3 Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of Sandwich as of December 31, 1997 (including related notes) and (ii) of liabilities incurred since December 31, 1997 in the ordinary course of business, neither Sandwich nor any Sandwich Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Sandwich on a consolidated basis.

     4.8 MATERIAL ADVERSE CHANGE. Since December 31, 1997 (i) Sandwich and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Sandwich.

     4.9 ENVIRONMENTAL MATTERS.  Except as Previously Disclosed:

     4.9.1 To the best of Sandwich's knowledge, Sandwich and its Subsidiaries are in material compliance with all Environmental Laws. Neither Sandwich nor any Sandwich Subsidiary has received any communication alleging that Sandwich or any Sandwich Subsidiary is not in such compliance and, to the best knowledge of Sandwich, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     4.9.2 To the best of Sandwich's knowledge, none of the properties presently or formerly owned, leased or operated by Sandwich or a Sandwich Subsidiary, or in which Sandwich or any Sandwich Subsidiary has a lien or other security interest, has been or is in material violation of or materially liable under any Environmental Law.

     4.9.3 To the best of Sandwich's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any material Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability arising under any Environmental Law against Sandwich or a Sandwich Subsidiary or against any person or entity whose liability for any Environmental Claim Sandwich or a Sandwich Subsidiary has or may have retained or assumed either contractually or by operation of law.

     4.9.4 Sandwich has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Sandwich Subsidiary as of the date hereof.

     4.10 TAX MATTERS

     4.10.1 Sandwich and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Sandwich nor a Sandwich Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     4.10.2 All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Sandwich and its Subsidiaries are complete and accurate in all material respects. Neither Sandwich nor a Sandwich Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or, except as Previously Disclosed, has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously

Disclosed, the federal, state and local income tax returns of Sandwich and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Sandwich or a Sandwich Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Sandwich or a Sandwich Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Sandwich's knowledge, threatened.

     4.10.3 Except as Previously Disclosed, neither Sandwich nor any Sandwich Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Sandwich or a Sandwich Subsidiary (nor does Sandwich have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

     4.11 LEGAL PROCEEDINGS.   Except as Previously Disclosed, there are no
actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the senior officers and directors of Sandwich or any Sandwich Subsidiary, threatened against Sandwich or a Sandwich Subsidiary or against any asset, interest or right of Sandwich or a Sandwich Subsidiary, or against any officer, director or employee of any of them, and neither Sandwich nor a Sandwich Subsidiary is a party to any order, judgment or decree.

     4.12 COMPLIANCE WITH LAWS

     4.12.1 Each of Sandwich and the Sandwich Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Sandwich; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Sandwich, no suspension or cancellation of any of the same is threatened.

     4.12.2 Neither Sandwich nor a Sandwich Subsidiary is in violation of its respective Articles of Organization, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Sandwich; and neither Sandwich nor a Sandwich Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that Sandwich or a Sandwich Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Sandwich. Neither Sandwich nor a Sandwich Subsidiary is currently subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks and holding companies thereof), and neither of them has received any written communication requesting that it enter into any of the foregoing. No regulatory agency has initiated any proceeding or, to the best knowledge of Sandwich, investigation into the business or operations of Sandwich or any of the Sandwich Subsidiaries since prior to December 31, 1992. Sandwich has not received any objection from any regulatory agency to Sandwich's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of Sandwich or any of the Sandwich Subsidiaries.

     4.13 CERTAIN INFORMATION. None of the information relating to Sandwich and its Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Conversion Prospectus will, at the time such prospectus is mailed to subscribers (and at the time the related Form S-1 and any amendments thereto become effective under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement-Prospectus, as of the date(s) such Proxy Statement-Prospectus is mailed to shareholders of Sandwich (and at the time the related Form S-4 and any amendments thereto become effective under the Securities Act), and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement-Prospectus mailed by Sandwich to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

     4.14 EMPLOYEE BENEFIT PLANS

     4.14.1 Sandwich has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Sandwich or any Sandwich Subsidiary (the "Sandwich Employee Plans"), whether written or oral, and Sandwich has previously furnished or made available to 1855 Bancorp accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     4.14.2 None of Sandwich, any Sandwich Subsidiary, any pension plan maintained by either of them and qualified under Section 401 of the Code or, to the best of Sandwich's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of Sandwich or a Sandwich Subsidiary. To the best of Sandwich's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     4.14.3 Neither Sandwich nor any Sandwich Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     4.14.4 A favorable determination letter has been issued by the Internal Revenue Service with respect to each Sandwich Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Sandwich Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Sandwich's knowledge, is threatened to be revoked and Sandwich does not know of any ground on which such revocation may be based. Neither Sandwich nor any Sandwich Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of Sandwich at December 31, 1997 included in the Sandwich Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     4.14.5 To the best of Sandwich's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Sandwich Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Sandwich.

     4.14.6 Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Sandwich Employee Plan or ERISA; to the best of Sandwich's knowledge, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Sandwich Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Sandwich Pension Plan.

     4.14.7 To the best of Sandwich's knowledge, the Sandwich Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     4.14.8 There are no pending or, to the best knowledge of Sandwich, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Sandwich Employee Plans or any trust related thereto or any fiduciary thereof.

     4.14.9 Neither Sandwich nor 1855 Bancorp will be required to make a Pension Payment as a result of the Merger. The term "Pension Payment" shall mean the amount, if any, for which Sandwich or its successor is or would be liable to the Co-operative Banks Employees Retirement Association in connection with the cessation of Sandwich's participation in said Association's pension plan and its complete withdrawal from said pension plan.

     4.15 CERTAIN CONTRACTS

     4.15.1 Except as Previously Disclosed, neither Sandwich nor a Sandwich Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under

       (a) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Sandwich or a Sandwich Subsidiary (other than in the case of Sandwich Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Sandwich or a Sandwich Subsidiary of any obligation, other than by Sandwich Bank in the ordinary course of its banking business,

       (b) any agreement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Sandwich or a Sandwich Subsidiary,

       (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Sandwich or a Sandwich Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events);

       (d) any agreement, arrangement or understanding pursuant to which Sandwich or a Sandwich Subsidiary is obligated to indemnify any director, officer, employee or agent of Sandwich or a Sandwich Subsidiary;

       (e) any agreement, arrangement or understanding to which Sandwich or a Sandwich Subsidiary is a party or by which any of the same is bound which limits the freedom of Sandwich or a Sandwich Subsidiary to compete in any line of business or with any person,

       (f) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Bank Commissioner, the FDIC, the FRB or any other regulatory agency,

       (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any Sandwich Subsidiary in the ordinary course of business) that involves a payment or series of payments of more than $50,000 in any one year from or to Sandwich or any Sandwich Subsidiary (unless such agreement is cancellable by Sandwich upon payment of a termination fee of not more than $40,000), or

        (h) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Sandwich's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

     4.15.2 Neither Sandwich nor any Sandwich Subsidiary is in material default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a material default or non-compliance.

     4.16 BROKERS AND FINDERS. Except as Previously Disclosed, neither Sandwich nor any Sandwich Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

     4.17 INSURANCE. Each of Sandwich and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Sandwich has Previously Disclosed all policies of insurance maintained by it or a Sandwich Subsidiary as of the date hereof and any claims thereunder in excess of $50,000 since January 1, 1995. Neither Sandwich nor any Sandwich Subsidiary has received any notice of termination of any such insurance coverage or material increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor materially increased.

     4.18 LOAN PORTFOLIO. Sandwich has Previously Disclosed all of the loans in original principal amount in excess of $200,000 of Sandwich or any Sandwich Subsidiary that as of the date of this Agreement are classified by Sandwich or any Bank Regulator as "Special Mention", "Substandard", "Doubtful", "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such all loans by category, it being understood that no representation is being made that the FDIC, the Bank Commissioner or any other Bank Regulator would agree with the loan classifications of Sandwich.

     4.19 PROPERTIES. All real and personal property owned by Sandwich or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Sandwich and its Subsidiaries in the ordinary course of business consistent with their past practices. Sandwich has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of Sandwich as of December 31, 1997 included in the Sandwich Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of Sandwich as of December 31, 1997 included in the Sandwich Financial Statements. All real and personal property which is material to Sandwich's business on a consolidated basis and leased or licensed by Sandwich or a Sandwich Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and no such real property lease will terminate or lapse prior to the Effective Time.

     4.20 LABOR. No work stoppage involving Sandwich or a Sandwich Subsidiary is pending or, to the best knowledge of Sandwich, threatened. Neither Sandwich nor a Sandwich Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Sandwich or a Sandwich Subsidiary which could have a Material Adverse Effect on Sandwich. Employees of Sandwich and the Sandwich Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Sandwich's knowledge, there have been no efforts to unionize or organize any employees of Sandwich or any of the Sandwich Subsidiaries during the past five years.

     4.21 REQUIRED VOTE; INAPPLICABILITY OF ANTITAKOVER STATUTES

     4.21.1 The affirmative vote of the holders of two thirds of the issued and outstanding shares of Sandwich Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of Sandwich.

     4.21.2 Assuming the accuracy of the representation and warranty of 1855 Bancorp contained in Section 5.2.0 hereof, no "fair price," "moratorium," control share acquisition" or other form of antitakeover statute or regulation, including without limitation Chapters 110D and 110F of the MBCL, is applicable to this Agreement and the transactions contemplated hereby.

     4.22 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as Previously Disclosed, to the knowledge of Sandwich, no officer or director of Sandwich, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, (i) has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Sandwich or any of the Sandwich Subsidiaries or
(ii) is indebted to, or has the right under a line of credit to borrow from, Sandwich or any Sandwich Subsidiary in an amount exceeding $50,000.

     4.23 CERTAIN TRANSACTIONS. Since December 31, 1996, neither Sandwich nor any Sandwich Subsidiary has been a party to any material off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as Previously Disclosed.

     4.24 DISCLOSURES. None of the representations and warranties of Sandwich or any of the written information or documents furnished or to be furnished by Sandwich to 1855 Bancorp in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

     4.25 STANDSTILL AGREEMENTS. Sandwich has Previously Disclosed, and has provided Compass with true and correct copies of, all standstill agreements (the "Standstill Agreements") it has entered into pursuant to which any other person has agreed (i) not to acquire for a period of time any assets or voting securities of Sandwich, (ii) not to announce or publicly propose any extraordinary transaction involving Sandwich or its assets or voting securities or (iii) not to make any solicitation of proxies involving Sandwich's voting securities. Except as Previously Disclosed, all of such Previously Disclosed Standstill Agreements remain in full force and effect as of the date hereof, such Standstill Agreements have not been amended or waived, Sandwich has not granted any consents thereunder, and, to Sandwich's knowledge, such Standstill Agreements are enforceable in accordance with their terms. To Sandwich's knowledge, no party (other than 1855 Bancorp and Compass Bank) to a Standstill Agreement with Sandwich owns, directly or indirectly, any shares of Sandwich Common Stock.

     4.26 DISCLOSURE SCHEDULE. The Sandwich Disclosure Schedule sets forth, among other things, disclosures with respect to or exceptions to Sandwich's representations and warranties in this Article IV. The mere inclusion of an exception in the Sandwich Disclosure Schedule shall not be deemed an admission by Sandwich that such exception represents a material fact, event or circumstance.

     4.27 POOLING OF INTERESTS. Sandwich knows of no reason relating to it why the Merger would not qualify as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code. Except as Previously Disclosed, since January 1, 1996, neither Sandwich nor Sandwich Bank has (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Sandwich, Sandwich Bank or any Sandwich Subsidiaries, other than pursuant to and as required by the terms of any Sandwich Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its Subsidiaries, any shares of capital stock of Sandwich, Sandwich Bank or any Sandwich Subsidiary, other than open market purchases in the ordinary course by Sandwich's Employee Stock Ownership Plan and its Dividend Reinvestment Plan, none of which purchases would cause the Merger not to qualify as a pooling of interests; or (C) declared, set aside, made or paid to the stockholders of Sandwich or Sandwich Bank dividends or other distributions on the outstanding shares of capital stock of Sandwich or Sandwich Bank. For purposes of clause (B) above, Sandwich and Sandwich Bank shall be deemed to include any person that Sandwich or Sandwich Bank has caused to purchase such shares.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF 1855 BANCORP

     1855 Bancorp hereby represents and warrants to Sandwich as follows:

     5.1 CAPITAL STRUCTURE. 1855 Bancorp has no capital stock issued and outstanding as of the date hereof. As of the Effective Time, 1855 Bancorp will have outstanding such number of shares of Common Stock as are issued and sold in the Conversion and will not have outstanding any other classes of capital stock. All shares of 1855 Bancorp Common Stock to be issued in exchange for Shares upon consummation of the Merger, when issued in accordance with this Agreement, will be, and the shares of 1855 Bancorp to be issued in connection with the Conversion will be duly authorized, validly issued, fully paid and nonassessable.

     5.2 ORGANIZATION, STANDING AND AUTHORITY OF 1855 BANCORP. 1855 Bancorp is a mutual holding company, and will be at the Effective Time a corporation, duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on 1855 Bancorp. 1855 Bancorp is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. 1855 Bancorp has heretofore delivered to Sandwich true and complete copies of the Articles of Organization and Bylaws of 1855 Bancorp as in effect as of the date hereof.

     5.3 OWNERSHIP OF THE 1855 BANCORP SUBSIDIARIES. 1855 Bancorp has Previously Disclosed each direct or indirect 1855 Bancorp Subsidiary. The outstanding shares of capital stock of each 1855 Bancorp Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by 1855 Bancorp free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any 1855 Bancorp Subsidiary and there are no agreements, understandings or commitments relating to the right of 1855 Bancorp to vote or to dispose of said shares or other ownership interests.

     5.4 ORGANIZATION, STANDING AND AUTHORITY OF THE 1855 BANCORP SUBSIDIARIES. Each of the 1855 Bancorp Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the 1855 Bancorp Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on 1855 Bancorp. The deposit accounts of Compass Bank are insured by the BIF or, in the case of certain deposits, the SAIF, to the maximum extent permitted by the FDIA, and by the Depositors Insurance Fund for amounts in excess of FDIC limits. Compass Bank has paid all premiums and assessments required by the FDIC and the Depositors Insurance Fund.

    5.5 AUTHORIZED AND EFFECTIVE AGREEMENT.

    5.5.1 1855 Bancorp has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and 1855 Bancorp's Corporators' approval of the Conversion) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of 1855 Bancorp and Compass Bank, except for the approval of the Conversion by 1855 Bancorp's Corporators and the approval of a specific plan of Conversion by 1855 Bancorp's Board of Trustees (the Board of Trustees has already approved the Conversion). This Agreement has been duly and validly executed and delivered by 1855 Bancorp and, assuming due authorization, execution and delivery by Sandwich, constitutes a legal, valid and binding obligation of 1855 Bancorp which is enforceable against 1855 Bancorp in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.52 Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Conversion) nor compliance by 1855 Bancorp with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Organization or Bylaws of 1855 Bancorp or the equivalent documents of any 1855 Bancorp Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of 1855 Bancorp or any 1855 Bancorp Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which 1855 Bancorp or any 1855 Bancorp Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental, corporator and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to 1855 Bancorp or any 1855 Bancorp Subsidiary.

     5.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB, the FDIC, the Massachusetts Board, the MHPF, the Depositors Insurance Fund, and the Bank Commissioner, (ii) the filing and effectiveness of a Form S-1 Registration Statement with the SEC in connection with the Conversion, (iii) the filing and effectiveness of a Form S-4 Registration Statement with the SEC in connection with the Merger, (iii) compliance with applicable state securities or "blue sky" laws, (iv) the approval of the

Conversion by the requisite vote of the Corporators of 1855 Bancorp, (v) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL in connection with the Merger and (vi) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of 1855 Bancorp or any 1855 Bancorp Subsidiary in connection with the execution and delivery by 1855 Bancorp of this Agreement and the consummation by 1855 Bancorp of the transactions contemplated hereby.

     5.5.4 As of the date hereof, 1855 Bancorp is not aware of any reasons relating to 1855 Bancorp or any of its Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and (ii) the continuation by 1855 Bancorp after the Effective Time of the business of each of 1855 Bancorp and Sandwich as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of 1855 Bancorp, could have a Material Adverse Effect on 1855 Bancorp or Sandwich or materially impair the value of Sandwich and Sandwich Bank to 1855 Bancorp.

     5.6 REGULATORY REPORTS

     5.6.1 1855 Bancorp is not currently required to file any Securities Documents with the SEC.

     5.6.2 Since January 1, 1993, each of 1855 Bancorp and Compass Bank has duly filed with the FRB, the FDIC, and the Bank Commissioner, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of 1855 Bancorp and Compass Bank by the FRB, the FDIC or the Bank Commissioner, neither 1855 Bancorp nor Compass Bank was required to correct or change any action, procedure or proceeding which 1855 Bancorp or Compass Bank believes has not been corrected or changed as required as of the date hereof in all material respects.

     5.7 FINANCIAL STATEMENTS

     5.7.1 1855 Bancorp has previously delivered or made available to Sandwich accurate and complete copies of the 1855 Bancorp Financial Statements which, in the case of the consolidated statements of financial condition of 1855 Bancorp as of October 31, 1997, 1996 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended October 31, 1997, 1996 and 1995 are accompanied by the audit reports of Arthur Andersen, independent public accountants with respect to 1855 Bancorp. The 1855 Bancorp Financial Statements referred to herein, as well as the 1855 Bancorp Financial Statements to be delivered pursuant to Section 7.2 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of 1855 Bancorp as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of 1855 Bancorp for the respective periods or as of the respective dates set forth therein.

     5.7.2 Each of the 1855 Bancorp Financial Statements referred to in
Section 5.7.1 has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of 1855 Bancorp and the 1855 Bancorp Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of 1855 Bancorp and the 1855 Bancorp Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of 1855 Bancorp and the 1855 Bancorp Subsidiaries. The minute books of 1855 Bancorp and each of its subsidiaries contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since January 1, 1993 to date of its stockholders and Board of Directors.

     5.7.3 Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of 1855 Bancorp as of October 31, 1997 (including related notes) and (ii) of liabilities incurred since October 31, 1997 in the ordinary course of business, neither 1855 Bancorp nor any 1855 Bancorp Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of 1855 Bancorp on a consolidated basis.

     5.8 MATERIAL ADVERSE CHANGE. Since October 31, 1997, (i) 1855 Bancorp and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on 1855 Bancorp.

     5.9 ENVIRONMENTAL MATTERS. Except as Previously Disclosed:

     5.9.1 To the best of 1855 Bancorp's knowledge, 1855 Bancorp and the 1855 Bancorp Subsidiaries are in material compliance with all Environmental Laws. Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary has received any communication alleging that 1855 Bancorp or any 1855 Bancorp Subsidiary is not in such compliance and, to the best knowledge of 1855 Bancorp, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     5.9.2 To the best of 1855 Bancorp's knowledge, none of the properties owned, leased or operated by 1855 Bancorp or the 1855 Bancorp Subsidiaries, or in which Sandwich or any Sandwich Subsidiary has a lien or other security interest, has been or is in violation of or liable under any Environmental Law.

     5.9.3 To the best of 1855 Bancorp's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any material Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against 1855 Bancorp or any 1855 Bancorp Subsidiary or against any person or entity whose liability for any Environmental Claim 1855 Bancorp or any 1855 Bancorp Subsidiary has or may have retained or assumed either contractually or by operation of law.

     5.10 TAX MATTERS. 1855 Bancorp and the 1855 Bancorp Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither 1855 Bancorp nor any of the 1855 Bancorp Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by 1855 Bancorp and the 1855 Bancorp Subsidiaries is pending or, to the best of 1855 Bancorp's knowledge, threatened.

     5.11 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the senior officers and directors of 1855 Bancorp or any 1855 Subsidiary, threatened against 1855 Bancorp or any 1855 Bancorp Subsidiary or against any asset, interest or right of 1855 Bancorp or any 1855 Bancorp Subsidiary, or against any officer, director or employee of any of them, and neither 1855 Bancorp nor any 1855 Bancorp Subsidiary is a party to any order, judgment or decree.

     5.12 COMPLIANCE WITH LAWS.

     5.12.1 Each of 1855 Bancorp and each of the 1855 Bancorp Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on 1855 Bancorp; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of 1855 Bancorp, no suspension or cancellation of any of the same is threatened.

     5.12.2 Neither 1855 Bancorp nor any of the 1855 Bancorp Subsidiaries is in violation of its respective Articles of Organization, Charter or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on 1855 Bancorp; and neither 1855 Bancorp nor any 1855 Bancorp Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that 1855 Bancorp or any 1855 Bancorp Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on 1855 Bancorp. Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies thereof), and none of them has received any written communication requesting that it enter into any of the foregoing. No regulatory agency has initiated any proceeding or, to the best knowledge of 1855 Bancorp, investigation into the business or operations of 1855 Bancorp or any of the 1855 Bancorp Subsidiaries since prior to December 31, 1992. 1855 Bancorp has not received any objection from any regulatory agency to 1855 Bancorp's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of 1855 Bancorp or any of the 1855 Bancorp Subsidiaries.

     5.13 CERTAIN INFORMATION.  None of the information relating to 1855
Bancorp and its Subsidiaries to be included or incorporated by reference in (i) the Conversion Prospectus will, at the time such prospectus is mailed to subscribers (and at the time the related Form S-1 and any amendments thereto become effective under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement-Prospectus, as of the date(s) such Proxy Statement-Prospectus is mailed to shareholders of Sandwich (and at the time the related Form S-4 and any amendments thereto become effective under the Securities Act), and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

     5.14 EMPLOYEE BENEFIT PLANS

     5.14.1 1855 Bancorp has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of 1855 Bancorp or any 1855 Bancorp Subsidiary (the "1855 Bancorp Employee Plans"), whether written or oral.

     5.14.2 None of 1855 Bancorp, any 1855 Bancorp Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of 1855 Bancorp's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of 1855 Bancorp or any 1855 Bancorp Subsidiary. To the best of 1855 Bancorp's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     5.14.3 Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     5.13.4 A favorable determination letter has been issued by the Internal Revenue Service with respect to each 1855 Bancorp Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an "1855 Bancorp Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of 1855 Bancorp's knowledge, is threatened to be revoked and 1855 Bancorp does not know of any ground on which such revocation may be based. Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of 1855 Bancorp at October 31, 1997 included in the 1855 Bancorp Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     5.14.5 To the best of 1855 Bancorp's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any 1855 Bancorp Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on 1855 Bancorp.

     5.14.6 Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each 1855 Bancorp Employee Plan or ERISA; to the best of 1855 Bancorp's knowledge, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any 1855 Bancorp Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any 1855 Bancorp Pension Plan.

     5.14.7 To the best of 1855 Bancorp's knowledge, 1855 Bancorp Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     5.14.8 There are no pending or, to the best knowledge of 1855 Bancorp, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the 1855 Bancorp Employee Plans or any trust related thereto or any fiduciary thereof.

     5.15 CERTAIN CONTRACTS. Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary is in material default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

     5.16 BROKERS AND FINDERS. Except as Previously Disclosed, neither 1855 Bancorp nor any 1855 Bancorp Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

     5.17 INSURANCE. 1855 Bancorp and each 1855 Bancorp Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

     5.18 PROPERTIES. All real and personal property owned by 1855 Bancorp or any 1855 Bancorp Subsidiary or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. 1855 Bancorp has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of 1855 Bancorp as of October 31, 1997 included in the 1855 Bancorp Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of 1855 Bancorp as of October 31, 1997 included in the 1855 Bancorp Financial Statements. All real and personal property which is material to 1855 Bancorp's business on a consolidated basis and leased or licensed by 1855 Bancorp or an 1855 Bancorp Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and no such real property lease will terminate or lapse prior to the Effective Time.

     5.19 LABOR. No work stoppage involving 1855 Bancorp or any 1855 Bancorp Subsidiary is pending or, to the best knowledge of 1855 Bancorp, threatened. Neither 1855 Bancorp nor any 1855 Bancorp Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on 1855 Bancorp. Employees of 1855 Bancorp and the 1855 Bancorp Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of 1855 Bancorp's knowledge, there have been no efforts to unionize or organize any employees of 1855 Bancorp or any 1855 Bancorp Subsidiary during the past five years.

    5.20 OWNERSHIP OF SANDWICH COMMON STOCK. As of the date hereof, neither 1855 Bancorp nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Sandwich Common Stock which in the aggregate represent 5% or more of the outstanding shares of Sandwich Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of 1855 Bancorp shares which may be acquired pursuant to the Sandwich Option Agreement).

     5.21 CERTAIN TRANSACTIONS. Since December 31, 1996, neither 1855 Bancorp nor any 1855 Bancorp Subsidiary has been a party to any material off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as Previously Disclosed.

     5.22 DISCLOSURES. None of the representations and warranties of 1855 Bancorp or any of the written information or documents furnished or to be furnished by 1855 Bancorp to Sandwich in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

     5.23 DISCLOSURE SCHEDULE. The 1855 Bancorp Disclosure Schedule sets forth, among other things, disclosures with respect to or exceptions to 1855 Bancorp's representations and warranties in this Article V. The mere inclusion of an exception in the 1855 Bancorp Disclosure Schedule shall not be deemed an admission by 1855 Bancorp that such exception represents a material fact, event or circumstance.

     5.24 POOLING OF INTERESTS. Neither 1855 Bancorp nor Compass Bank knows of any reason relating to it why the Merger would not qualify as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code.

     5.25 MERGER SUB. Upon its formation, Merger Sub will be a corporation, duly organized, validly existing and in good standing under the laws of Massachusetts, all of the outstanding capital stock of which is, or will be prior to the Effective Time, owned directly or indirectly by 1855 Bancorp free and clear of any lien, charge or other encumbrance. From and after its incorporation, Merger Sub has not and will not engage in any activities other than in connection with or as contemplated by this Agreement.

     5.25.1 Merger Sub has, or will have prior to the Effective Time, all corporate power and authority to consummate the transactions contemplated hereunder and carry out all of its obliga tions with respect to such transactions. The consummation of the transactions contemplated hereby has been, or will have been prior to the Closing, duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub.

                                   ARTICLE VI

                             COVENANTS OF SANDWICH

     6.1 CONDUCT OF BUSINESS.

     6.1.1 AFFIRMATIVE COVENANTS. During the period from the date of this Agreement to the Effective Time, except with the written consent of 1855 Bancorp, Sandwich will operate its business, and it will cause each of the Sandwich Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and take no action which would (i) materially adversely affect the ability of 1855 Bancorp or Sandwich to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement.

     6.1.2 NEGATIVE COVENANTS. Sandwich agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by 1855 Bancorp in writing (which consent shall not be unreasonably withheld), Sandwich will not, and will cause each of the Sandwich Subsidiaries not to:

       (a)   change or waive any provision of its Charter or By-laws;

       (b) change the number of shares of its authorized or issued capital stock (except for the issuance of Sandwich Common Stock pursuant to the Sandwich Option Agreement or upon the exercise of outstanding Sandwich Options under the Sandwich Stock Option Plans, as contemplated by
   Section 4.1 hereof);

       (c) issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Sandwich or any of the Sandwich Subsidiaries, or any securities convertible into shares of such stock; except that (i) Sandwich may issue shares of Sandwich Common Stock or permit treasury shares to become outstanding to satisfy presently outstanding options under and in accordance with the terms of the Sandwich Stock Option Plans and (ii) Sandwich may issue shares of Sandwich Common Stock to 1855 Bancorp in accordance with the terms of the Sandwich Option Agreement;

       (d) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

       (e) declare or pay any dividends or other distributions with respect to its capital stock except for a quarterly cash dividend not in excess of $0.35 per share, declared and paid in accordance with applicable law, regulation and contractual and regulatory commitments and for dividends paid by any Sandwich Subsidiary to Sandwich;

       (f) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business consistent with past practice; provided, however, that Sandwich shall have the right, on or before the Effective Time, to amend (i) its Supplemental Retirement Plans to nullify section 10.01(b) thereof, (ii) its defined benefit Pension Plan to ensure that any excess funding projected as of the Effective Time inures solely to the benefit of Sandwich's employees who are plan participants (but only to the extent that 1855 Bancorp receives confirmation from CBERA, or otherwise receives confirmation, in each case reasonably satisfactory to it, that such amendment will not result in any liability, contingent or otherwise, to 1855 Bancorp or its Subsidiaries), and (iii) each employment agreement to permit the employee who is party to the agreement to elect, more than 90 days before the Effective Time, to receive severance benefits in designated annual installments over a future period of up to two years after the Effective Time, with interest accruing at the prevailing one-year constant maturity treasury rate;

       (g) amend (either orally or in writing), terminate, waive or provide consent under any Standstill Agreement in a manner that permits any party thereto to purchase any Sandwich Common Stock, or, except as the fiduciary duties of the Sandwich Board of Directors require and after giving prior written notice to 1855 Bancorp, otherwise amend (either orally or in writing), terminate, waive or provide consent under any Standstill Agreement;

       (h) except in the ordinary course of business consistent with past practice, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument (other than FHLB advances not exceeding 110% of the December 31, 1997 level), or acquire any equity, debt, or other investment securities;

       (i) make any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate, other than pursuant to Previously Disclosed binding commitments existing on the date hereof;

       (j) make or commit to make any commercial or commercial real estate loan or loans to one borrower (including such borrower's related interests) in an aggregate principal balance (or with an aggregate commitment) of $1,000,000 or more;

       (k) grant any increase in rates of compensation to its employees, except merit increases in accordance with past practices and general increases to employees as a class in accordance with past practice or as required by law; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers who are currently covered by employment or severance agreements with Sandwich except for nondiscretionary payments required by such agreements and except for increases in officer compensation rates by no more than 4.5% on an aggregate basis; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend in any material respect or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Section 6.1.2, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to Sandwich's deferred compensation plans, supplemental executive retirement plans, grantor trust, defined benefit Pension Plan or 401(k) Plan not in the ordinary course of business consistent with past practice; or make any contributions to Sandwich's Employee Stock Ownership Plan, other than contributions, based on Sandwich's accrual levels in effect for 1998 on the date of this Agreement, for the period ending on the Effective Time; or make any cash bonus payments pursuant to Sandwich's Management Incentive Compensation Plan, other than (i) accrued but unpaid amounts from March through December 1997 and amounts to be accrued in January and February 1998 equal to $24,167 per month, and (ii) the budgeted amount accruing from March 1, 1998 through the earlier to occur of December 31, 1998 or the Effective Time (it being understood that the monthly budgeted amount is equal to $24,167 and that such amount will be paid prior to the Effective Time to then-current employees of Sandwich or any Subsidiary); or make any contributions to Sandwich's Grantor Trust other than nondiscretionary contributions required by the terms of the applicable Benefit Plan;

       (l) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

       (m) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices;

       (n) except as the fiduciary duties of the Board of Directors otherwise requires (as determined in good faith upon the advice of legal counsel), merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

       (o) make any material change in its accounting methods or practices, except changes as may be required by GAAP or by regulatory requirements;

       (p) enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions;

       (q) knowingly take any action that would result in the representations and warranties of Sandwich contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date;

       (r) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, including, without limitation, cashing out or accelerating any Sandwich Options, except for automatic acceleration in accordance with the terms of such Sandwich Options; or

       (s)  agree to do any of the foregoing.

     6.2 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, Sandwich will cause one or more of its representatives to confer with representatives of 1855 Bancorp and report the general status of its ongoing operations at such times as 1855 Bancorp may reasonably request. Sandwich will promptly notify 1855 Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Sandwich. Sandwich will also provide 1855 Bancorp such information with respect to such events as 1855 Bancorp may reasonably request from time to time. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), the Sandwich will deliver to 1855 Bancorp its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Sandwich will deliver to 1855 Bancorp its Annual Report on Form 10-K. Within 25 days after the end of each month, Sandwich will deliver to 1855 Bancorp a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month.

     6.3 ACCESS TO PROPERTIES AND RECORDS. Sandwich shall permit 1855 Bancorp reasonable access upon reasonable notice to its properties and those of the Sandwich Subsidiaries, and shall disclose and make available to 1855 Bancorp during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which 1855 Bancorp may have a reasonable interest; provided, however, that Sandwich shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Sandwich shall provide and shall request its auditors to provide 1855 Bancorp with such historical financial information regarding it (and related audit reports and consents) as 1855 Bancorp may reasonably request for securities disclosure purposes.

     6.4 FINANCIAL AND OTHER STATEMENTS.

     6.4.1 Promptly upon receipt thereof, Sandwich will furnish to 1855 Bancorp copies of each annual, interim or special audit of the books of Sandwich and the Sandwich Subsidiaries made by its independent accountants and copies of all internal control reports submitted to Sandwich by such accountants in connection with each annual, interim or special audit of the books of Sandwich and the Sandwich Subsidiaries made by such accountants.

     6.4.2 As soon as practicable, Sandwich will furnish to 1855 Bancorp copies of all such financial statements and reports as it or any Subsidiary shall send to its stockholders, the SEC, the Bank Commissioner, the FDIC or any other regulatory authority, except as legally prohibited thereby.

     6.4.3 Sandwich will advise 1855 Bancorp promptly of the receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of Sandwich or any of the Sandwich Subsidiaries.

     6.4.4 With reasonable promptness, Sandwich will furnish to 1855 Bancorp such additional financial data as 1855 Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     6.5 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, Sandwich will promptly supplement or amend the Disclosure Schedules delivered in connection herewith pursuant to Article IV with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     6.6 CONSENTS AND APPROVALS OF THIRD PARTIES. Sandwich shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sandwich shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

     6.7 ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, Sandwich agrees to use all reasonable efforts to take, or cause to be taken, all corporate or other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sandwich agrees to take all such actions as 1855 Bancorp may reasonably request in order to enforce its rights under, and hereby grants 1855 Bancorp the irrevocable right and authority to act as Sandwich's agent for purposes of enforcing its rights under, all Standstill Agreements to the extent that any other party to any Standstill Agreement purchases or attempts to purchase any shares of Sandwich Common Stock in violation thereof.

     6.8 FAILURE TO FULFILL CONDITIONS. In the event that Sandwich determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify 1855 Bancorp.

     6.9 NO SOLICITATION. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 111 hereof, neither Sandwich nor any of its subsidiaries shall (and Sandwich and Sandwich Bank shall use all commercially reasonable efforts to cause its representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or, provide any information to, any corporation, partnership, person or other entity or group (other than 1855 Bancorp and its affiliates or Representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving Sandwich or Sandwich Bank (an "Acquisition Transaction"); provided, however that Sandwich and its representatives shall be permitted to participate in discussions or negotiations with, or provide information to, any other corporation, partnership, person or other entity or group with respect to an Acquisition Transaction if the Board of Directors of Sandwich determines (in good faith upon the advice of outside counsel) that their fiduciary duties require them to do so. Notwithstanding the foregoing, nothing contained in this Section 6.9 shall prohibit Sandwich or its Board of Directors from taking and disclosing to Sandwich's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to Sandwich's stockholders which, in the judgment of the Board of Directors (upon the advice of counsel), may be required under applicable law or is necessary in order to comply with its fiduciary obligations. Sandwich will immediately communicate to 1855 Bancorp the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of Sandwich's receipt of any such proposal or inquiry) or its receipt of any request for information from the FRB, the DOJ, or any other governmental agency or authority with respect to a proposed Acquisition Transaction. Sandwich shall continue to consult with 1855 Bancorp after receipt of such proposal or commencement of such discussion or negotiation relating to an Acquisition Transaction, and will not take any action with respect to such proposed Acquisition Transaction except after reasonable consultation with 1855 Bancorp.

     6.10 CEASE NEGOTIATIONS. Sandwich hereby agrees to cease all pending discussions or negotiations with other interested persons relating to a possible merger with or acquisition of Sandwich, and to instruct all such persons to immediately return to Sandwich all copies of the evaluation materials provided to such persons by Sandwich, without retaining any copy thereof, and to destroy any notes such persons or their representatives may have prepared relating to a possible combination with Sandwich, as required by the terms of the Standstill Agreements between such parties and Sandwich; provided, however, that the foregoing shall not be deemed to prevent Sandwich from acting in the future in the manner permitted by Section 6.9.

                                  ARTICLE VII

                           COVENANTS OF 1855 BANCORP

     7.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except with the written consent of Sandwich and except as provided below, 1855 Bancorp will take no action which would (i) materially adversely affect the ability of 1855 Bancorp or Sandwich to obtain any necessary approvals of governmental authorities required for the transac tions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement, (iii) disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 3.6.8 of the Code; or (iv) result in the representations and warranties of 1855 Bancorp contained in this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date; provided that nothing herein contained shall preclude 1855 Bancorp from exercising its rights under the Sandwich Option Agreement or taking any action Previously Disclosed, and provided further, that nothing herein shall preclude 1855 Bancorp from electing to convert its charter to a federal mutual holding company charter, subject to applicable law and regulation.

     7.2 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, 1855 Bancorp will cause one or more of its representatives to confer with represen tatives of Sandwich and report the general status of its ongoing operations at such times as Sandwich may reasonably request. 1855 Bancorp will promptly notify Sandwich of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving 1855 Bancorp. 1855 Bancorp will also provide Sandwich such information with respect to such events as Sandwich may reasonably request from time to time. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending October 31), the 1855 Bancorp will deliver to Sandwich a consolidated balance sheet and a consolidated statement of operations, without related notes, for such quarter prepared in accordance with generally accepted accounting principles, and within 25 days after the end of each month, 1855 Bancorp will deliver to Sandwich a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

     7.3 ACCESS TO PROPERTIES AND RECORDS. 1855 Bancorp shall permit Sandwich reasonable access upon reasonable notice to its properties and those of its subsidiaries, and shall disclose and make available to Sandwich during normal business hours all of its books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Sandwich may have a reasonable interest; provided, however, that 1855 Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

     7.4 FINANCIAL AND OTHER STATEMENTS.

     7.4.1 Promptly upon receipt thereof, 1855 Bancorp will furnish to Sandwich copies of each annual, interim or special audit of the books of 1855 Bancorp and its subsidiaries made by its independent accountants and copies of all internal control reports submitted to 1855 Bancorp by such accountants in connection with each annual, interim or special audit of the books of 1855 Bancorp and its subsidiaries made by such accountants.

     7.4.2 As soon as practicable, 1855 Bancorp will furnish to Sandwich copies of all such financial statements and reports as it or any Subsidiary shall send to the Bank Commissioner, the FDIC, the FRB or any other regulatory authority, except as legally prohibited thereby.

     7.4.3 1855 Bancorp will advise Sandwich promptly of the receipt of any examination report of any federal or state regulatory or examination authority with respect to the condition or activities of 1855 Bancorp or any of its subsidiaries.

     7.4.4 With reasonable promptness, 1855 Bancorp will furnish to Sandwich such additional financial data as Sandwich may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     7.5 DISCLOSURE SUPPLEMENTS.  From time to time prior to the Effective
Time, 1855 Bancorp will promptly supplement or amend the Disclosure Schedules delivered in connection herewith pursuant to Article V with respect to any material matter hereafter arising which, if existing, occur ring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     7.6 CONSENTS AND APPROVALS OF THIRD PARTIES. 1855 Bancorp shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement, including, without limitation, the approval of its Corporators of the Conversion.

    7.7 ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, 1855 Bancorp agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.8 FAILURE TO FULFILL CONDITIONS. In the event that 1855 Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Sandwich.

     7.9 EMPLOYEE BENEFITS.

     7.9.1 All employees of Sandwich and its Subsidiaries as of the Effective Time shall become employees of 1855 Bancorp or an 1855 Bancorp Subsidiary as of the Effective Time. Nothing in this Agreement shall give any employee of Sandwich or its Subsidiaries a right to continuing employment with 1855 Bancorp or any Subsidiary thereof after the Effective Time. Any employee of Sandwich or any Sandwich Subsidiary whose employment with 1855 Bancorp or any 1855 Bancorp Subsidiary is terminated by 1855 Bancorp within one year after the Effective Time shall be entitled to receive (i) a lump-sum severance benefit in an amount equal to two-weeks' pay for each year of employment (with partial years of service included in the calculation on a pro-rated basis), up to a maximum of 26 weeks' pay, and (ii) continuation of health benefits, on the same terms and conditions applicable to 1855 Bancorp's active employees, for the same number of weeks factored into the calculation of severance payments, and thereafter COBRA benefits for an additional period of time determined as though the Sandwich employee terminates employment upon expiration of the period covered by said continued health benefits.

     7.9.2 As soon as practicable after the Effective Time, 1855 Bancorp shall provide or cause to be provided to all employees of Sandwich and any Sandwich Subsidiary who remain employed by 1855 Bancorp or any 1855 Bancorp Subsidiary after the Effective Time with employee benefits which, in the aggregate, are no less favorable than those generally afforded to other em ployees of 1855 Bancorp or the 1855 Bancorp Subsidiaries holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees, provided, however, that (i) for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes), service with Sandwich or any Sandwich Subsidiary prior to the Effective Time shall be treated as service with an "employer" as if such persons had been employees of 1855 Bancorp, to the extent permissible under the terms of 1855 Bancorp's Employee Plans, (ii) this Section 7.9 shall not be construed to limit the ability of 1855 Bancorp and its Subsidiaries to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate, and (iii) 1855 Bancorp or a Subsidiary shall continue to provide post-retirement medical benefits to former employees of Sandwich who as of the Effective Time are receiving post-retirement medical benefits in accordance with Sandwich's Previously Disclosed retiree health care Plans I, II, and III, (iv) 1855 Bancorp shall honor any and all vacation leave (but not sick leave) accrued by Sandwich's employees, except to the extent of any duplication of benefits, and (v) no preexisting condition exclusion that is currently inapplicable to a Sandwich employee and/or the employee's covered dependents shall affect their rights to health benefits or coverage under 1855 Bancorp's plans, to the extent permissible under such plans.

     7.9.3 Sandwich has Previously Disclosed to 1855 Bancorp certain employment and change of control agreements, deferred compensation plans, Grantor Trust Agreement, Supplemental Retirement Plans and Split Dollar Insurance Agreements (collectively, "Benefit Agreements") and the Sandwich Employee Stock Ownership Plan (the "ESOP"). Following the Effective Time, 1855 Bancorp shall honor or cause its Subsidiaries to honor in accordance with their terms all such Previously Disclosed Benefit Agreements and the ESOP and assume or cause its Subsidiaries to assume all duties, liabilities and obligations under such agreements and arrangements. 1855 Bancorp agrees that (i) the consummation of the transactions contemplated hereby constitutes a "Change in Control" as defined in the Benefit Agreements, and (ii) each of Sandwich's officers who is party to an employment agreement with Sandwich will be deemed to have suffered a material change in their responsibilities and supervision as of the Effective Time, it being understood that the President of Sandwich shall terminate employment as of the Effective Time and receive payments under Section 11(a) of his Employment at such time.

     7.10 DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.

     7.10.1 1855 Bancorp shall maintain, or shall cause Compass Bank to maintain, in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by Sandwich (provided, that 1855 Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall 1855 Bancorp be required to expend pursuant to this Section 7.10.1 more than $60,000 in the aggregate. In connection with the foregoing, Sandwich agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     7.10.2 From and after the Effective Time, 1855 Bancorp shall, or shall cause Compass Bank to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Sandwich or the Sandwich Subsidiaries or any of their respective subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of 1855 Bancorp, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Sandwich or any of its subsidiaries if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time and under Sandwich's and Sandwich Bank's Articles of Organization or Charter and By-Laws. 1855 Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.10.2 upon learning of any Claim, shall notify 1855 Bancorp (but the failure so to notify 1855 Bancorp shall not relieve it from any liability which it may have under this Section 7.10.2, except to the extent such failure materially prejudices 1855 Bancorp) and shall deliver to 1855 Bancorp the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) 1855 Bancorp shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption 1855 Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if 1855 Bancorp elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between 1855 Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and 1855 Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) 1855 Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received, (3) 1855 Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of Sandwich or any Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith in the reasonable belief that his action was in the best interests of Sandwich or any Subsidiary. The determination shall be made by a majority vote of the Directors of 1855 Bancorp who were formerly directors of Sandwich and who are not involved in such proceeding (the "Former Sandwich Directors"), or, if a majority of the Former Sandwich Directors are involved in the proceeding, by a committee of three disinterested Former Sandwich Directors chosen by all of the Former Sandwich Directors for the purpose of making such determination.

     7.10.3 In the event that either 1855 Bancorp or Compass Bank or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of 1855 Bancorp shall assume the obligations set forth in this Section 7.10.

     7.10.4 The obligations of 1855 Bancorp provided under this Section 7.10 are intended to be enforceable against 1855 Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of 1855 Bancorp.

     7.11 MERGER SUB. Prior to the Effective Time, 1855 Bancorp will take any and all necessary action to cause (i) Merger Sub to be organized, (ii) Merger Sub to become a direct or indirect wholly-owned subsidiary of 1855 Bancorp,
(iii) the directors and stockholder or stock holders of Merger Sub to approve the transactions contemplated by this Agreement, and (iv) Merger Sub to execute one or more counterparts of this Agreement and to deliver at least one such counterpart so executed to Sandwich, whereupon Merger Sub shall become a party to and be bound by this Agreement.

     7.12 STOCK LISTING.  1855 Bancorp agrees to list on the Stock Exchange
(or such other national securities exchange on which the shares of 1855 Bancorp Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of 1855 Common Stock to be issued in the Merger.

                                  ARTICLE VIII

                         REGULATORY AND OTHER MATTERS

     8.1 SANDWICH SPECIAL MEETING. Sandwich will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Sandwich Stockholders Meeting") for the purpose of approving this Agreement and the Merger, and for such other purposes as may be, in Sandwich's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of Sandwich as advised by counsel, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (iii) cooperate and consult with 1855 Bancorp with respect to each of the foregoing matters.

     8.2 PROXY STATEMENT-PROSPECTUS.

     8.2.1 For the purposes (x) of registering 1855 Bancorp's Common Stock to be issued to holders of Sandwich Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the Sandwich shareholders' meeting, 1855 Bancorp and Sandwich shall cooperate in the preparation of a registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Merger Registration Statement"), including a proxy statement/prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Sandwich to the Sandwich shareholders, together with any and all amendments or supplements thereto, being
herein referred to as the "Proxy Statement-Prospectus").   1855 Bancorp shall
file the Merger Registration Statement with the SEC. Each of 1855 Bancorp and Sandwich shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Sandwich shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. 1855 Bancorp shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Sandwich shall furnish all information concerning Sandwich and the holders of Sandwich Common Stock as may be reasonably requested in connection with any such action.

     8.2.2 The parties shall provide each other with any information concerning itself that the other party may reasonably request in connection with the Proxy Statement-Prospectus and 1855 Bancorp shall notify Sandwich promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Sandwich promptly copies of all correspondence between 1855 Bancorp or any representative of 1855 Bancorp and the SEC. 1855 Bancorp shall give Sandwich and its counsel the opportunity to review and comment on the Proxy Statement -Prospectus prior to its being filed with the SEC and shall give Sandwich and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of 1855 Bancorp and Sandwich agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of Sandwich Common Stock entitled to vote at the Sandwich Stockholders Meeting referred to in Section 81 hereof at the earliest practicable time.

     8.2.3 Sandwich and 1855 Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Sandwich and 1855 Bancorp shall cooperate in the preparation of a supplement or amendment to such Proxy Statement-Prospectus which corrects such misstatement or omission, and shall cause an amended Merger Registration Statement to be filed with the SEC and an amended Proxy Statement-Prospectus to be mailed to Sandwich's stockholders. Sandwich and 1855 Bancorp shall each provide to the other a "comfort" letter from its independent certified public accountant, dated as of the date of the Proxy Statement-Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding Sandwich and 1855 Bancorp, respectively, each in form and substance which is customary in transactions such as the Merger.

     8.3 1855 BANCORP CONVERSION FROM MUTUAL TO STOCK FORM. Commencing promptly after the date of this Agreement, 1855 Bancorp and Compass Bank will take all reasonable steps neces sary to effect the Conversion and 1855 Bancorp shall use its best efforts to satisfy the conditions to closing set forth in
Section 9.2.5. In addition, without limiting the generality of the foregoing, 1855 Bancorp shall cause the following to be done:

     8.3.1 1855 Bancorp shall duly call, give notice of, convene and hold a special meeting of its Board of Corporators as soon as practicable for the purpose of approving the Conversion. The Board of Trustees of 1855 Bancorp will recommend to the Corporators the approval of the Conversion.

     8.3.2 1855 Bancorp will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion, including, without limitation, filing applications with the Bank Commissioner, the FDIC and the FRB.

     8.3.3 1855 Bancorp shall prepare as promptly as practicable, and Sandwich shall co-operate in the preparation of, a prospectus (the "Conversion Prospectus") meeting all requirements of applicable federal and state securities and banking laws and regulations. Such Conversion Prospectus shall be incorporated into a Form S-1 Registration Statement (the "Form S-1") satisfying all applicable requirements of the Securities Act, and the rules and regulations thereunder. 1855 Bancorp shall file the Form S-1 with the SEC. Each of 1855 Bancorp and Sandwich shall use their reasonable best efforts to have the Form S-1 declared effective under the Securities Act as promptly as practicable after such filing, and 1855 Bancorp shall thereafter promptly mail the Conversion Prospectus to its qualified depositors.

     8.3.4 Sandwich shall provide 1855 Bancorp with any information concerning it that 1855 Bancorp may reasonably request in connection with the Conversion Prospectus, and 1855 Bancorp shall notify Sandwich promptly of the receipt of any comments of the SEC, the FDIC or the Bank Commissioner with respect to the Conversion Prospectus and of any requests by the SEC, the FDIC or the Bank Commissioner for any amendment or supplement thereto or for additional information, and shall provide to Sandwich promptly copies of all correspondence between 1855 Bancorp or any representative of 1855 Bancorp and the SEC, the FDIC or the Bank Commissioner. 1855 Bancorp shall give Sandwich and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the Bank Commissioner and the FDIC and shall give Sandwich and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the Bank Commissioner, and the FDIC. Each of 1855 Bancorp and Sandwich agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the Bank Commissioner, FDIC and the SEC and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to the qualified depositors of Compass Bank at the earliest practicable time.

     8.3.5 Sandwich shall promptly notify 1855 Bancorp if at any time it becomes aware that the Conversion Prospectus or the Form S-1 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Sandwich and 1855 Bancorp shall cooperate in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and shall cause an amended Form S-1 to be filed with the SEC.
Sandwich shall provide to 1855 Bancorp a "comfort" letter from the independent certified public accountants for Sandwich, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Conversion, with respect to certain financial information regarding Sandwich, each in form and substance which is customary in transactions such as the Conversion, and shall cause its counsel to deliver to the placement agent for the Conversion such opinions as 1855 Bancorp may reasonably request.

     8.4 REGULATORY APPROVALS. Each of Sandwich and 1855 Bancorp will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger, the Bank Merger and the Conversion. Sandwich and 1855 Bancorp will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of Sandwich or 1855 Bancorp to any governmental body in connection with the Conversion, the Merger, the Bank Merger, and the other transactions contemplated by this Agree ment. Sandwich and 1855 Bancorp shall have the right to review and approve in advance all charac terizations of the information relating to 1855 Bancorp or Sandwich, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, Sandwich and 1855 Bancorp shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

     8.5 AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

     8.5.1 Sandwich shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of Sandwich to deliver to 1855 Bancorp, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by Sandwich to approve this Agreement, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of 1855 Common Stock or Sandwich Common Stock now or hereafter held by such "affiliate", including, without limitation, the shares of 1855 Common Stock to be received by such "affiliate" in the Merger: (1) otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder or (2) during the period commencing 30 days prior to the consummation of the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of 1855 Bancorp and Sandwich.

     8.5.2 1855 Bancorp shall use its best efforts to publish no later than thirty (30) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

                                   ARTICLE IX

                               CLOSING CONDITIONS

     9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the

Pre-Closing Date of the following conditions, none of which may be waived:

     9.1.1 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in accordance with applicable law, Articles of Organization, By-laws and NASD policy by the requisite vote of the stockholders of Sandwich.

     9.1.2 INJUNCTIONS. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consum mation of the transactions contemplated by this Agreement.

     9.1.3 REGULATORY APPROVALS. All necessary approvals, authorizations and consents of all governmental bodies required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, not reasonably foreseen as of the date of this Agreement, that would, in the good faith reasonable judgment of the Board of Directors of 1855 Bancorp and Sandwich, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or of Sandwich or Sandwich Bank or otherwise materially impair the value of Sandwich or Sandwich Bank to 1855 Bancorp.

     9.1.4 EFFECTIVENESS OF MERGER REGISTRATION STATEMENT. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of 1855 Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

     9.1.5 STOCK EXCHANGE LISTING. The shares of 1855 Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

     9.1.6 TAX OPINION. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Pre-Closing Date, each of 1855 Bancorp and Sandwich shall have received an opinion of counsel reasonably acceptable in form and substance to 1855 Bancorp and Sandwich dated as of the Pre-Closing Date, substantially to the effect that, for federal income tax purposes:

       (a) The Merger and the Bank Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code,

       (b) No gain or loss will be recognized by 1855 Bancorp, Compass, Sandwich or Sandwich Bank by reason of the Merger or the Bank Merger,

       (c) The exchange of Sandwich Common Stock to the extent exchanged for 1855 Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Sandwich,

       (d) The basis of the Sandwich Common Stock to be received (including any fractional shares deemed received for tax purposes) by a Sandwich shareholder will be the same as the basis of the Sandwich Common Stock surrendered pursuant to the Merger in exchange therefor, and

       (e) The holding period of the shares of 1855 Bancorp Sandwich Common Stock to be received by a shareholder of Sandwich will include the period during which the shareholder held the shares of Sandwich Common Stock surrendered in exchange therefor, provided the Sandwich Common Stock surrendered is held as a capital asset at the Effective Time.

Each of 1855 Bancorp and Sandwich shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

     9.1.7 CONVERSION. 1855 Bancorp shall have consummated the Conversion, and such Conversion shall have resulted in net proceeds sufficient to enable Compass Bank to remain "well-capitalized" under applicable federal banking law and otherwise to meet regulatory capital requirements, in each case after giving effect to the Merger.

     9.2 CONDITIONS TO THE OBLIGATIONS OF 1855 BANCORP UNDER THIS AGREEMENT.
The obligations of 1855 Bancorp under this Agreement shall be further subject to the satisfaction, at or prior to the Pre-Closing, of the following conditions:

     9.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sandwich set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Pre-Closing Date as though made on and as of the Pre-Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by 1855 Bancorp; provided, however, that (i) in determining whether or not the condition contained in this Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on Sandwich and the Sandwich Subsidiaries, taken as a whole; and Sandwich shall have delivered to 1855 Bancorp a certificate of Sandwich to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Sandwich as of the Effective Time.

     9.2.2 AGREEMENTS AND COVENANTS. As of the Pre-Closing Date, Sandwich shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Sandwich to be performed or complied with by it at or prior to the Effective Date under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on Sandwich and the Sandwich Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and 1855 Bancorp shall have received a certificate signed on behalf of Sandwich by the Chief Executive Officer and Chief Financial Officer of Sandwich to such effect dated as of the Effective Time.

     9.2.3 PERMITS, AUTHORIZATIONS, ETC. Sandwich and the Sandwich Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approv als required for the lawful consummation of the Merger by Sandwich, the failure to obtain which would have a Material Adverse Effect on Sandwich and the Sandwich Subsidiaries, taken as a whole.

     9.2.4 LEGAL OPINION. 1855 Bancorp shall have received an opinion, dated the Pre-Closing Date, from Housley Kantarian and Bronstein P.C., counsel to Sandwich, in the form attached hereto as Exhibit D.

     9.2.5 POOLING OF INTERESTS. 1855 Bancorp shall have received a letter from Arthur Andersen LLP, addressed to 1855 Bancorp, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     9.2.6 ACCOUNTANTS' LETTER. 1855 Bancorp shall have received a "comfort" letter from the independent certified public accountants for Sandwich, dated (i) the effective date of the Merger Registration Statement and (ii) the Pre-Closing Date, with respect to certain financial information regarding Sandwich, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

  Sandwich will furnish 1855 Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as 1855 Bancorp may reasonably request.

     9.3 CONDITIONS TO THE OBLIGATIONS OF SANDWICH UNDER THIS AGREEMENT. The obligations of Sandwich under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Pre-Closing and the satisfaction of the condition set forth in
Section 9.3.6 at or prior to the Closing:

     9.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of 1855 Bancorp set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Pre-Closing Date as though made on and as of the Pre-Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Sandwich; provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.3.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on 1855 Bancorp; and 1855 Bancorp shall have delivered to Sandwich a certificate of 1855 Bancorp to such effect signed by the Chief Executive Officer and the Chief Financial Officer of 1855 Bancorp as of the Effective Time;

     9.3.2 AGREEMENTS AND COVENANTS. As of the Pre-Closing Date, 1855 Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of 1855 Bancorp to be performed or complied with by it at or prior to the Effective Date under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on 1855 Bancorp and the 1855 Bancorp Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and Sandwich shall have received a certificate signed on behalf of 1855 Bancorp by the Chief Executive Officer and Chief Financial Officer of 1855 Bancorp to such effect dated as of the Effective Time.

     9.3.3 PERMITS, AUTHORIZATIONS, ETC. 1855 Bancorp and its subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by 1855 Bancorp, the failure to obtain which would have a Material Adverse Effect on 1855 Bancorp and its subsidiaries, taken as a whole.

     9.3.4 ACCOUNTANTS' LETTER. Sandwich shall have received a "comfort" letter from the independent certified public accountants for 1855 Bancorp, dated (i) the effective date of the Merger Registration Statement and (ii) the Pre-Closing Date, with respect to certain financial information regarding 1855 Bancorp, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

     9.3.5 LEGAL OPINION. Sandwich shall have received an opinion from Foley, Hoag & Eliot LLP, counsel to 1855 Bancorp, dated the Pre-Closing Date, in the form attached hereto as Exhibit E.

     9.3.6 PAYMENT OF MERGER CONSIDERATION. 1855 Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Sandwich with a certificate evidencing such delivery.

     1855 Bancorp will furnish Sandwich with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as Sandwich may reasonably request.

                                   ARTICLE X

                                  THE CLOSING

     10.1 TIME AND PLACE. Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts at 10:00 a.m. on the tenth trading day following consummation of the Conversion, or at such other place, date or time as 1855 Bancorp and Sandwich may mutually agree upon. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts at 10:00 a.m. on the date of consummation of the Conversion.

     10.2 DELIVERIES AT THE PRE-CLOSING AND THE CLOSING. At the Pre-Closing there shall be delivered to 1855 Bancorp and Sandwich the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At the Closing there shall be delivered to Sandwich the Merger Consideration required to be delivered at the Closing under Section 9.3.6 hereof.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the stockholders of Sandwich:

     11.1.1 At any time by the mutual written agreement of 1855 Bancorp and Sandwich;

     11.1.2 By either Sandwich or 1855 Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notic eby 1855 Bancorp to Sandwich (or by Sandwich to 1855 Bancorp) of such breach (for purposes of this Section 11.1.2 a material breach shall be deemed to be a breach which has, either individually or in the aggregate, a Material Adverse Effect on the party making such representations or warranties (provided, that no effect shall be given to any qualification relating to materiality or a Material Adverse Effect in such representations and warranties) or a Material Adverse Effect on the business, operations, financial condition, property or assets of the combined enterprise or which materially adversely affects consummation of the Merger and the other transactions contemplated hereby, including the Conversion);

     11.1.3 By either Sandwich or 1855 Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Pre-Closing Date or shall not have been cured within 30 business days after written notice by 1855 Bancorp to Sandwich (or by Sandwich to 1855 Bancorp) of such failure (for purposes of this Section 11.1.3 a material failure to perform or comply shall be deemed to be a failure which has, either individually or in the aggregate, a Material Adverse Effect on the party so failing or on the business, operations, financial condition, property or assets of the combined enterprise or which materially adversely affects consummation of the Merger and the other transactions contemplated hereby, including the Conversion);

     11.1.4 At the election of either 1855 Bancorp or Sandwich, if the Closing shall not have occurred on or before February 20, 1999 (the "Termination Date"), or such later date as shall have been agreed to in writing by 1855 Bancorp and Sandwich; provided, that no party may terminate this Agreement pursuant to this
Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement, and provided, further, that the Termination Date may be extended for an additional one-month period by either party by written notice to the other party (given not later than one week prior to the Termination Date) if the Closing shall not have occurred because of failure to have obtained approval from one or more regulatory authorities whose approval is required in connection with this Agreement and the transactions contemplated hereby (including, without limitation, in connection with the Conversion) under circumstances in which neither party has the right to terminate this Agreement pursuant to Section
11.1.6 hereof;

     11.1.5 By either Sandwich or 1855 Bancorp if the stockholders of Sandwich shall have voted at the Sandwich stockholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

     11.1.6 By either Sandwich or 1855 Bancorp (i) if final action has been taken by a regulatory authority whose approval is required in connection with this Agreement and the transactions contemplated hereby (other than the Conversion), which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     11.1.7 By either Sandwich or 1855 Bancorp (i) if final action has been taken by a regulatory authority whose approval is required in connection with the Conversion, which final action (x) has become unappealable and (y) does not approve the Conversion, or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

     11.1.8 By Sandwich or 1855 Bancorp if a Payment Event occurs; or

     11.1.9 By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

It is the intention of the parties that following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party shall have the right to terminate this Agreement at any time thereafter. If, after the Pre-Closing Date, any party hereto shall attempt to terminate this Agreement or shall fail to take any action necessary to effect the consummation of the Merger (including, without limitation, 1855 Bancorp's obligation to satisfy the condition set forth in Section 9.3.6), the other party shall be entitled to injunctive relief to enforce this Agreement, and the first party hereby agrees not to contest any judicial proceeding seeking the granting of such an injunction.

     11.2 EFFECT OF TERMINATION.

     11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 1.1, 11.3, 11.4, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

     11.2.2 If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

       (a) Subject to Sections 11.3 and 11.4, termination of this Agreement pursuant to Section 11.1 (other than termination pursuant to Sections 11.1.2 and 11.1.3 as a result of a willful breach or gross negligence by a party hereto) shall be without liability, cost or expense on the part of any party to the other.

       (b)  In the event of a termination of this Agreement pursuant to Section
   11.1.2 or 11.1.3 hereof resulting from the willful conduct or gross negligence of a party, such party shall be obligated to reimburse the other party for up to $1,000,000 of out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Costs"). The payment of Costs is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity or as is contemplated herein. Notwithstanding anything to the contrary herein, if (i) Sandwich makes the payment contemplated in Section 11.4 of this Agreement or (ii) if 1855 Bancorp makes the payment contemplated in Section 11.3 of this Agreement, such party shall not have any further liability to the other party (or its Subsidiaries), whether for Costs, breach or otherwise.

     11.2.3 Except as provided in Sections 11.2.2, 11.3 and 11.4, whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

     11.2.4 In no event shall any officer, agent or director of Sandwich, any Sandwich Subsidiary, 1855 Bancorp or any 1855 Bancorp Subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

     11.3 1855 BANCORP SPECIAL PAYMENT. As a condition of Sandwich's willingness to, and in order to induce Sandwich to, enter into this Agreement, and to reimburse Sandwich for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, 1855 Bancorp hereby agrees to pay to Sandwich, as liquidated damages and in lieu of any other rights or remedies under this Agreement, a payment in the amount of $6,000,000 (the "Special Payment") if and only if (i) the Merger is not consummated and the Agreement is terminated in accordance with its terms due to the failure of the condition set forth in Section 9.1.7 of this Agreement, or (ii) the Agreement is terminated pursuant to Section 11.1.7 or (iii) 1855 Bancorp otherwise does not consummate the Conversion by no later than February 20, 1999 (subject to the one month extension contemplated in Section 11.1.4 herein), or (iv) Sandwich has terminated this Agreement in accordance with Section 11.1.2 or 11.1.3 because 1855 Bancorp has intentionally or willfully breached any of its representations or warranties herein or intentionally and willfully failed to perform or comply with any of its covenants or agreements herein, to such extent as to permit such termination (such reasons for termination being hereinafter referred to as the "Special Payment Event"). It is understood and agreed that 1855 Bancorp does not intend to (and shall not be obligated to) consummate the Conversion unless the conditions to its obligations to consummate the Merger have been satisfied on or before the Pre-Closing Date. Notwithstanding the foregoing, 1855 Bancorp shall have no obligation to make any Special Payment to Sandwich if the Special Payment Event is primarily due to a breach of a representation or warranty of Sandwich (subject to the standard set forth in Section 9.2.1 of this Agreement) or a breach by Sandwich of one or more covenants in this Agreement (subject to the standard set forth in Section 9.2.2 of this Agreement), which breach of representation, warranty or covenant directly or adversely affects 1855 Bancorp's ability to consummate the Merger or satisfy the condition set forth in Section of this 9.1.7 Agreement.

     11.3.1 PAYMENTS REQUIRED.  Any payment required to be made under this
Section 11.3 shall be paid by 1855 Bancorp to Sandwich by wire transfer of immediately available funds to an account designated by Sandwich within five business days after demand by Sandwich.

     11.3.2 EXCLUSIVITY OF REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if 1855 Bancorp pays or causes to be paid to Sandwich the Special Payment, neither 1855 Bancorp nor Compass Bank will have any further obligations or liabilities to Sandwich or Sandwich Bank with respect to this Agreement or the transactions contemplated by this Agreement.

     11.4 SANDWICH CHANGE IN CONTROL EXPENSE FEE. As a condition of 1855 Bancorp's willingness to, and in order to induce 1855 Bancorp to, enter into this Agreement, and to reimburse 1855 Bancorp for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Sandwich hereby agrees to pay to 1855 Bancorp, as liquidated damages, and in lieu of any other rights or remedies under this Agreement, a payment in the amount of $6,000,000 (the "Expense Fee") if and only if a Payment Event (as hereinafter defined) shall have occurred before the Expense Fee Termination Date (as hereinafter defined) determined in accordance with Section 11.4.3.

     11.4.1 "PAYMENT EVENT" shall mean any of the following events:

       (a) Without 1855 Bancorp's prior written consent, Sandwich shall have authorized, proposed, or entered into, or publicly announced an intention to authorize, propose, or enter into an agreement with any person (other than 1855 Bancorp or any 1855 Bancorp Subsidiary) to effect (A) a merger, consolidation or similar transaction involving Sandwich or any Sandwich Subsidiary, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Sandwich or any Sandwich Subsidiary representing in either case 15% or more of the consolidated assets of Sandwich and the Sandwich Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Sandwich or any Sandwich Subsidiary (any of the foregoing a "Change of Control Transaction"); or

       (b) any person (other than 1855 Bancorp or any 1855 Bancorp Subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Sandwich Common Stock.

     11.4.2 A "TIME EXTENSION EVENT" means any of the following events:

       (a) any person (other than 1855 Bancorp or any 1855 Bancorp Subsidiary) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Sandwich Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Sandwich Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

       (b) following the public announcement of an Acquisition Proposal (which the parties hereto acknowledge has already taken place), the holders of Sandwich Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement (the term ""Acquisition Proposal" is defined to mean (x) a bona fide proposal by any person (other than 1855 Bancorp or any subsidiary of 1855 Bancorp) shall have been made to Sandwich or its stockholders to engage in a Change of Control Transaction, (y) any person (other than 1855 Bancorp or any subsidiary of 1855 Bancorp) shall have stated its intention to Sandwich or its stockholders to make a proposal to engage in a Change of Control Transaction if this Agreement terminates or (z) any person (other than 1855 Bancorp or any subsidiary of 1855 Bancorp) shall have filed an application or notice with any Governmental Entity to engage in a Change of Control Transaction); or

       (c) following the occurrence of an Acquisition Proposal (which the parties hereto acknowledge has already taken place):

            (i) the meeting of Sandwich stockholders held for the purpose of voting on this Agreement shall not have been held or shall have been canceled prior to termination of this Agreement,

            (ii) Sandwich's Board of Directors shall have withdrawn or modified in a manner adverse to 1855 Bancorp the recommendation of Sandwich's Board of Directors with respect to this Agreement and the Merger;

            (iii) Sandwich shall have willfully or intentionally breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle 1855 Bancorp to terminate this Agreement under Section 11.1.2 or 11.1.3 hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement); or

     (iv) The Merger shall not have been consummated by reason of failure of the pooling of interests condition, and such failure is the result of the actions of a party not affiliated with either 1855 Bancorp or Sandwich.

     11.4.3 DURATION OF 1855 BANCORP'S RIGHTS WITH RESPECT TO EXPENSE FEE. Notwithstanding any other provision of this Agreement, the provisions of this
Section 11.4 shall remain in effect and shall be enforceable by 1855 Bancorp or any successor in interest until the "Expense Fee Termination Date", which shall be the earliest to occur of:

       (a)  The Effective Time of the Merger,

       (b) The date that is 12 months after termination of this Agreement following the occurrence of a Time Extension Event;

       (c) The date on which the Agreement is terminated in accordance with its terms, but only if such termination takes place prior to the occurrence of a Payment Event or a Time Extension Event.

     11.4.4 PAYMENTS REQUIRED.  Any payment required to be made under this
Section 11.4 shall be paid by Sandwich to 1855 Bancorp by wire transfer of immediately available funds to an account designated by 1855 Bancorp within five business days after demand by 1855 Bancorp. In the event of a termination under circumstances that would trigger a payment under this Section 11.4, the standstill provisions contained in the Confidentiality Agreement shall terminate.

     11.4.5 EXCLUSIVITY OF REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if Sandwich pays or causes to be paid to 1855 Bancorp or to Compass Bank the Expense Fee, neither Sandwich nor Sandwich Bank will have any further obligations or liabilities to 1855 Bancorp or Compass Bank with respect to this Agreement or the transactions contemplated by this Agreement.

     11.5 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Sandwich), the parties hereto may (a) amend this Agreement,
(b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Sandwich, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of consideration to be delivered to Sandwich's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with re spect to, any subsequent or other failure.

                                  ARTICLE XII
                                 MISCELLANEOUS

    CONFIDENTIALITY. Except as specifically set forth herein, 1855 Bancorp and Sandwich mutually agree to be bound by the terms of the Confidentiality Agreements, as amended, previously executed by the parties hereto, which Agreements and any amendments thereto are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements, as amended, shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

     12.1 PUBLIC ANNOUNCEMENTS. Sandwich and 1855 Bancorp shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither Sandwich nor 1855 Bancorp shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon by the parties hereto, except as required by law.

     12.3 SURVIVAL. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date.

     12.4 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:


  If to Sandwich or Sandwich Bank, to:

         100 Old King's Highway
         Sandwich, Massachusetts 02563
         Attention: President
         Fax: (508) 833-0005

  With required copes to each of :

         Harry K. Kantarian, Esq.
         Leonard S. Volin, Esq.
         Housley Kantarian & Bronstein, P.C.
         1220 19th Street, N.W.
         Suite 700
         Washington, D.C. 29936
         Fax: (202) 822-9611

  If to 1855 Bancorp or to Compass Bank, to:

         791 Purchase Street
         New Bedford, Massachusetts  02740-2101
         Attention: President
         Fax: (508) 984-6212

  With required copies to each of:

         Peter W. Coogan, Esq.
         Carol Hempfling Pratt, Esq.
         Foley, Hoag & Eliot LLP
         One Post Office Square
         Boston, Massachusetts 02109
         Fax: (617) 832-7000

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement or as is contemplated in Section 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

     12.6 COMPLETE AGREEMENT. This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, together with the Stock Option Agreement and the Confidentiality Agreement, as amended, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter, including without limitation the Original Agreement.

     12.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     12.8 SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9 GOVERNING LAW. This Agreement shall be governed by the laws of Massachusetts, without giving effect to its principles of conflicts of laws.

     12.10 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

  IN WITNESS WHEREOF, 1855 Bancorp, Compass Bank, Sandwich and Sandwich Bank have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                        THE 1855 BANCORP


[SEAL]                     By: /s/ Kevin G. Champagne
                              -----------------------------------------------
                              President and CEO

[SEAL]                     By: /s/ Francis S. Mascianica
                              -------------------------------------------------
                              Treasurer


                           COMPASS BANK FOR SAVINGS


[SEAL]                     By: /s/ Kevin G. Champagne
                              -----------------------------------------------
                              President and CEO

[SEAL]                     By: /s/ Francis S. Mascianica
                              -----------------------------------------------
                              Treasurer


                           SANDWICH BANCORP, INC.


[SEAL]                     By: /s/ Frederic D. Legate
                              -----------------------------------------------
                              President and CEO

[SEAL]                     By: /s/ George L. Larson
                              -----------------------------------------------
                              Treasurer

                        THE SANDWICH CO-OPERATIVE BANK


[SEAL]                     By: /s/ Frederic D. Legate
                              -----------------------------------------------
                              President and CEO

[SEAL]                     By: /s/ George L. Larson
                              --------------------------------------------------
                              Treasurer

                                   EXHIBIT A

        THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS
             CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

          Stock Option Agreement, dated as of March __, 1998 (the "Agreement"), by and between Sandwich Bancorp, Inc. ("Issuer"), a Massachusetts corporation and bank holding company and the parent of the Sandwich Co-operative Bank, a Massachusetts co-operative bank ("Sandwich Bank"), and The 1855 Bancorp ("Grantee"), a Massachusetts mutual holding company and the parent of Compass Bank For Savings, a Massachusetts savings bank ("Compass Bank").

                                  WITNESSETH:

          WHEREAS, Issuer, Grantee, Compass Bank and Sandwich Bank have entered into an Amended and Restated Affiliation and Merger Agreement dated as of March 23, 1998 (the "Affiliation Agreement"), providing for, among other things, the merger of Issuer with Grantee or an Affiliate of Grantee (the "Merger"); and

          WHEREAS, as a condition and inducement to Grantee's execution of the Affiliation Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Affiliation Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1 DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Affiliation Agreement.

          2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 387,107 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $57.00, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

               3.  EXERCISE OF OPTION.

          (a) Grantee or Holder (as hereinafter defined) may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined) and before an Exercise Termination Event (as hereinafter defined). Each of the following shall be an "Exercise Termination Event":

   (i)  The Effective Time (as defined in the Affiliation Agreement) of the
   Merger,

   (ii) The passage of 12 months after termination of the Affiliation Agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event;

   (iii) The date on which the Affiliation Agreement is terminated in accordance with its terms, but only if such termination takes place prior to the occurrence of a Purchase Event or a Preliminary Purchase Event; and

   (iv) The passage of 12 months after the Affiliation Agreement is terminated by Grantee pursuant to Section 11.1.2 or 11.1.3 of the Affiliation Agreement.

Any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the Bank Merger Act, as amended ("Bank Merger Act"). The term "Holder" shall mean the holder or holders of the Option from time to time (subject to the limitations contained in Section 12(h)). The Grantee is the initial Holder. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

   (b)  As used herein, a "Purchase Event" means any of the following events:

             (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
   (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any Issuer Subsidiary representing in either case 15% or more of the consolidated assets of Issuer and the Issuer Subsidiaries, or
   (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of the Issuer Subsidiaries (any of the foregoing an "Acquisition Transaction"); or

             (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

               (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

             (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

             (ii) following the public announcement of an Acquisition Proposal (which the parties hereto acknowledge has already taken place), the holders of Issuer Common Stock shall not have approved the Affiliation Agreement at the meeting of such stockholders held for the purpose of voting on the Affiliation Agreement (the term ""Acquisition Proposal" is defined to mean
   (x) a bona fide proposal by any person (other than Grantee or any subsidiary of Grantee) shall have been made to Issuer or its stockholders to engage in a Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) shall have stated its intention to Issuer or its stockholders to make a proposal to engage in a Acquisition Transaction if the Affiliation Agreement terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in a Acquisition Transaction); or

             (iii) following the occurrence of an Acquisition Proposal (which the parties hereto acknowledge has already taken place):

             (A) the meeting of Issuer stockholders held for the purpose of voting on the Affiliation Agreement shall not have been held or shall have been canceled prior to termination of the Affiliation Agreement,

             (B) Issuer's Board of Directors shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Affiliation Agreement and the Merger;

             (C) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Affiliation Agreement and such breach would entitle Grantee to terminate the Affiliation Agreement under Section
   11.1.2 or 11.1.3 of the Affiliation Agreement (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Affiliation Agreement); or

             (D) The Merger shall not have been consummated by reason of failure of the pooling of interests condition, and such failure is the result of the actions of a party not affiliated with either Grantee or Issuer; or

             (iv) any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have (x) acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Issuer Common Stock or (y) filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to acquire beneficial ownership of 10% or more of the outstanding shares of Issuer Common Stock or otherwise to engage in an Acquisition Transaction.

          As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

          (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the

"Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the

Federal Deposit Insurance Corporation, the Massachusetts Division of Banks, or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          4.  PAYMENT AND DELIVERY OF CERTIFICATES.

          (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

          (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 23, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

          (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock so that the Option may be exercised without requiring Issuer's stockholders to approve an increase in the number of authorized shares of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

          5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

          (a) CORPORATE POWER AND AUTHORITY. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

          (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Organization or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

          (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

          6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

          (a) CORPORATE POWER AND AUTHORITY. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Issuer Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

          7.  ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or
(z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

          (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

             (e)  The following terms have the meanings indicated:

             (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

             (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

             (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made (other than by Holder), (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder and reasonably acceptable to the Issuer.

             (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

          (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder and reasonably acceptable to the Issuer.

          (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          8.  REPURCHASE AT THE OPTION OF HOLDER.

          (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

             (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

             (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

             (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

          (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this
Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Massachusetts Division of Banks or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 8 shall terminate upon the occurrence of an Exercise Termination Event unless a Purchase Event shall have occurred prior to the occurrence of an Exercise Termination Event.

          (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder and reasonably acceptable to the Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Option.

          (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

          9.  REGISTRATION RIGHTS.

          (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c), at the request of Grantee (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Issuer Common Stock issued pursuant hereto), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

          (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

          (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

          (i) prior to the earliest of (A) termination of the Affiliation Agreement pursuant to Article XI thereof, and (B) a Purchase Event or a Preliminary Purchase Event;
          (ii) on more than one occasion during any calendar year and on more than two occasions in total;

          (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

          In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 9 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

          (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with the first registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or
(b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

          (e)  INDEMNIFICATION.  In connection with any registration under
Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

          Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

          If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

          In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

          (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

          (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

          10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          12.  MISCELLANEOUS.

          (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Affiliation Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section
7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to any applicable conflicts of law rules.

          (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:
          100 Old King's Highway
          Sandwich, Massachusetts 02563
          Attention: President
          Fax: (508) 833-0005

     With required copes to each of :

          Harry K. Kantarian, Esq.
          Leonard S. Volin, Esq.
          Housley Kantarian & Bronstein, P.C.
          1220 19/th/ Street, N.W.
          Suite 700
          Washington, D.C. 29936
          Fax: (202) 822-9611

     If to Grantee, to:

          791 Purchase Street
          New Bedford, Massachusetts  02740-2101
          Attention: President
          Fax: (508) 984-6212

     With required copies to each of:

          Peter W. Coogan, Esq.
          Carol Hempfling Pratt, Esq.
          Foley, Hoag & Eliot LLP
          One Post Office Square
          Boston, Massachusetts 02109
          Fax: (617) 832-7000

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Issuer Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     (k) EXTENSION OF EXERCISE TIME PERIODS FOR REGULATORY COMPLIANCE. The time periods set forth in this Agreement for the exercise by Grantee or the Holder to exercise its rights with respect to the Option or a Substitute Option or with respect to repurchase of the Option shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

Attest:                                 SANDWICH BANCORP, INC.


                                        By:
---------------------------------------     -----------------------------------
                                            Name:  Frederic D. Legate
                                            Title: President and Chief
                                                   Executive Officer

                                       THE 1855 BANCORP
Attest:



                                        By:
---------------------------------------     -----------------------------------
                                            Name:  Kevin G. Champagne
                                            Title: President and Chief
                                                   Executive Officer

                                   EXHIBIT B

                            FORM OF VOTING AGREEMENT



                                        March     , 1998


The 1855 Bancorp
791 Purchase Street
New Bedford, Massachusetts 02741-2101

Ladies and Gentlemen

     The undersigned is a director of Sandwich Bancorp ("Sandwich") and is the beneficial holder of shares of common stock of Sandwich ("Sandwich Common Stock").

     Sandwich and The 1855 Bancorp ("1855 Bancorp") are considering the execution of an Amended and Restated Affiliation and Merger Agreement ("Agreement") contemplating the merger of a newly formed special-purpose subsidiary of 1855 Bancorp with and into Sandwich, with Sandwich as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of 1855 Bancorp to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that 1855 Bancorp will incur in connection with the transactions contemplated by the Agreement and in order to induce 1855 Bancorp to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of Sandwich and not in his capacity as a director of Sandwich, as follows:

     1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the Shares of Sandwich Common Stock that the undersigned shall be entitled to so vote, whether such Shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the Special Meeting of Sandwich's stockholders to be called and held following the date hereof, for the approval of the Agreement and the Merger.

     2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, 1855 Bancorp shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     3. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of Sandwich and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of Sandwich.

     4. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     5. This letter agreement shall supersede the letter agreement between the undersigned and 1855 Bancorp dated February 2, 1998, which prior letter agreement is hereby terminated.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                 Very truly yours,


                                 ---------------------------------------------
                                 Signature


                                 ---------------------------------------------
                                 Name (please print)



Accepted and agreed to as of
the date first above written:

THE 1855 BANCORP


By:
   ---------------------------------
     Its

                                   EXHIBIT C
                             AFFILIATES AGREEMENT




                                            March 23, 1998



The 1855 Bancorp
791 Purchase Street
New Bedford, Massachusetts 02741-2101

Gentlemen:


     I have been advised that I might be considered to be an "affiliate" of Sandwich Bancorp, Inc., a Massachusetts corporation (the "Company"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and for purposes of generally accepted accounting principles ("GAAP") as such term relates to pooling of interests accounting treatment for certain business combinations under GAAP and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

     The 1855 Bancorp ("1855 Bancorp") and the Company have entered into an Amended and Restated Affiliation and Merger Agreement, dated as of March 23, 1998 (the "Merger Agreement"). Upon consummation of the merger contemplated by the Merger Agreement (the "Merger"), I may receive shares of common stock of 1855 Bancorp ("1855 Bancorp Common Stock") in exchange for my shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

     A.  I represent and warrant to, and agree with, 1855 Bancorp as follows:


        1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of share of 1855 Bancorp Common Stock, and any other capital stock of 1855 Bancorp and Company Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

        2. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of 1855 Bancorp Common Stock I receive pursuant to the Merger.


        3. Notwithstanding the foregoing and any other agreements on my part in connection with the 1855 Bancorp Common Stock, any other capital stock of 1855 Bancorp

The 1855 Bancorp
Page 2


and Company Common Stock, I hereby agree that, without the consent of 1855 Bancorp, I will not sell or otherwise reduce my risk relative to any shares of Company Common Stock, 1855 Bancorp Common Stock or any other capital stock of 1855 Bancorp during the period beginning thirty days prior to the effective date of the Merger and continuing until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01.


     B.  I understand and agree that:

        1. I have been advised that any issuance of shares of 1855 Bancorp Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of the Company at the time the Merger will be submitted for a vote of the stockholders of the Company and my disposition of such shares has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to 1855 Bancorp, some other exemption from registration is available with respect to any such proposed disposition of such shares.

        2. Stop transfer instructions will be given to the transfer agents of the Company and 1855 Bancorp with respect to the shares of the Company Common Stock and the shares of 1855 Bancorp Common Stock and any other capital stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of 1855 Bancorp Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:


           The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and The 1855 Bancorp, a copy of which agreement is on file at the principal offices of The 1855 Bancorp. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by The 1855 Bancorp of a written request.


        3. Unless a transfer of my shares of 1855 Bancorp Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Act, 1855 Bancorp reserves the right to put an appropriate legend on the certificate issued to my transferee.

The 1855 Bancorp
Page 3

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted forthwith upon the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01 and (ii) delivery by the undersigned to 1855 Bancorp of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to 1855 Bancorp, or other evidence reasonably satisfactory to 1855 Bancorp, to the effect that a transfer of my shares of 1855 Bancorp Common Stock will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph
B.2. above shall be removed forthwith from the certificate or certificates representing my shares of 1855 Bancorp Common Stock upon expiration of the restrictive period set forth in Rule 145(d) or if I shall have delivered to 1855 Bancorp a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to 1855 Bancorp, or other evidence satisfactory to 1855 Bancorp that a transfer of my shares of 1855 Bancorp Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act.


        4.  I recognize and agree that the foregoing provisions also apply to
(i) my spouse, (ii) any relative of mine or my spouse=s occupying my home,
(iii), any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

        5. I further recognize that in the event I become a director or officer of 1855 Bancorp upon consummation of the Merger, any sale of 1855 Bancorp stock by me may be subject to liability pursuant to Section 16 (b) of the Securities Exchange Act of 1934, as amended.

        6. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.


                                 * * * * *

The 1855 Bancorp
Page 4

     This Letter Agreement shall be binding on my heirs, legal representative and successors.



                                    Very truly yours,



                                    ______________________________
                                    Signature



                                    ______________________________
                                    Name (Please Print)



Accepted as of the date first above
written

THE 1855 BANCORP


By:__________________________________
  Name:
  Title: